As filed with the Securities and Exchange Commission on June 28, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALASSIS COMMUNICATIONS, INC.

Subsidiary Guarantors Listed On

Schedule A Hereto

(Exact names of registrants as specified in their charters)

Delaware	7310	38-2760940
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

19975 Victor Parkway

Livonia, Michigan 48152

(734) 591-3000

(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

Barry P. Hoffman, Esq.

Secretary and General Counsel

Valassis Communications, Inc.

19975 Victor Parkway

Livonia, Michigan 48152

(734) 591-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Amy S. Leder, Esq.

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173

(212) 547-5400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
8 1/4% Senior Notes due 2015	$540,000,000	100%	$540,000,000	$16,578.00
Subsidiary Guarantees of the 8 1/4% Senior Notes due 2015	$540,000,000	N/A(3)	N/A(3)	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act.
(2)	The registration fee for the securities offered hereby has been calculated under Rule 457(f) of the Securities Act.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable for the subsidiary guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Additional Registrants

(Subsidiary Guarantors)

Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number/SIC

ADVO, Inc.	Delaware	06-0885252	7331

ADVO Investment Company, Inc.	Delaware	51-0330113	7331

Coupon Distributors, Inc.	Delaware	04-3437373	7331

Coupon Select, Inc.	California	33-0618360	7310

MailCoups, Inc.	Delaware	04-3407977	7331

MailCoups Direct, Inc.	Delaware	86-1139548	7331

Mail Marketing Systems, Inc.	Maryland	52-1280210	7331

MBV, Inc.	Delaware	51-0340086	7331

NCH Marketing Services, Inc.	Delaware	33-0689617	7310

NCH NuWorld, L.L.C.	Delaware	36-4428515	7310

NCH NuWorld Spain Inc.	Delaware	51-0403070	7310

Promotion Watch, Inc.	Delaware	38-3413140	7310

Relationship Marketing Group, Inc.	Connecticut	06-1452259	7310

ShopWise.com, Inc.	Delaware	06-1576974	7331

Valassis Coupon Clearing, Inc.	Delaware	32-0078209	7310

Valassis Data Management, Inc.	Delaware	38-3552742	7310

Valassis International, Inc.	Delaware	38-3196604	7310

Valassis Manufacturing Company	Delaware	38-3635808	7310

Valassis Relationship Marketing Systems, LLC	Delaware	31-1749316	7310

Valassis Sales & Marketing Services, Inc.	Delaware	38-3573415	7310

Value Fair, Inc.	Delaware	06-1348171	7331

VCI Direct Mail, Inc.	Delaware	38-3510581	7310

VCI Electronic Coupons, Inc.	Delaware	38-3573420	7310

VCI Enterprises, Inc.	Delaware	74-2639132	7310

*	The address of each of the additional registrants is c/o Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152, telephone (734) 591-3000.

Subject to completion, dated June 28, 2007.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

VALASSIS COMMUNICATIONS, INC.

Offer To Exchange

$540,000,000 aggregate principal amount of 8 1/4% Senior Notes due 2015, which have been registered under the Securities Act, for any and all outstanding, unregistered 8 1/4% Senior Notes due 2015

We are offering to exchange our currently outstanding, unregistered 8 1/4% Senior Notes due 2015, or the “original notes,” for our registered 8 1/4% Senior Notes due 2015, or the “exchange notes.” We sometimes refer to the original notes and the exchange notes in this prospectus collectively as the “notes.” The exchange notes are substantially identical to the original notes, except that the exchange notes have been registered under the Securities Act of 1933, as amended, or the Securities Act, and, therefore, will not have any transfer restrictions, will bear a different CUSIP number from the original notes and will not entitle their holders to registration rights or rights to additional interest. The exchange notes will represent the same debt as the original notes, and we will issue the exchange notes pursuant to, and they will be entitled to the benefits of, the same indenture. We are making this exchange offer in order to satisfy certain contractual obligations.

The exchange notes will be fully and unconditionally guaranteed, jointly and severally, by substantially all of our existing and future domestic restricted subsidiaries. The exchange notes and the subsidiary guarantees will be unsecured senior obligations that will rank senior in right of payment to all of our and our subsidiary guarantors’ future subordinated indebtedness and will rank equal in right of payment to our and our subsidiary guarantors’ existing and future unsecured senior indebtedness. The exchange notes and the subsidiary guarantees will effectively rank junior in right of payment to all of our and our subsidiary guarantors’ existing and future secured indebtedness.

The principal terms of the exchange offer are as follows:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2007, unless extended.

•	We will exchange all original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered original notes at any time prior to the expiration of the exchange offer.

•	The exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	No public market exists for the notes. We do not intend to apply for listing of the exchange notes on any securities exchange.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by the broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the date of expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “ Risk Factors” beginning on page 13 for a discussion of certain factors you should consider in connection with the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus. You should rely only on the information contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any persons to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date indicated on the front cover of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to information regarding the marketing services industry and the various markets in which we compete. We obtained this information from various industry publications, other publicly available information, market research and our own internal surveys and estimates. Industry publications generally state that the information therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information has not been independently verified and is not guaranteed. Similarly, other publicly available information, market research and our own internal surveys and estimates, while believed to be reliable, have not been independently verified. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be accurate.

WHERE YOU CAN FIND MORE INFORMATION

We file annually, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov. Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “VCI” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offer. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website or at its facilities described above.

In this prospectus, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be an important part of this prospectus. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act:

1. our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 001-10991), filed with the SEC on February 13, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on February 28, 2007 and Amendment No. 2 on Form 10-K/A filed with the SEC on June 28, 2007;

2. our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (File No. 001-10991), filed with the SEC on May 10, 2007;

3. our Current Reports on Form 8-K (File No. 001-10991), filed on January 8, 2007, January 26, 2007, January 29, 2007, February 15, 2007, March 1, 2007, March 8, 2007, May 25, 2007 and June 28, 2007;

4. our Current Report on Form 8-K/A (File No. 001-10991), filed on May 10, 2007;

5. the following sections in ADVO, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 (File No. 001-11720), filed with the SEC on December 7, 2006:

•	the following items in Part I:

Item 1: Business:

Item 1A: Risk Factors;

Item 1B: Unresolved Staff Comments;

Item 2: Properties; and

Item 3: Legal Proceedings;

•	all of Part II, comprising the following items:

Item 5: Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities;

Item 6: Selected Financial Data;

Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations;

Item 7A: Quantitative and Qualitative Disclosures about Market Risk;

Item 8: Financial Statements and Supplementary Data;

Item 9: Changes in and Disagreements with Accountants on Accounting and Financial Disclosure;

ii

Item 9A: Controls and Procedures; and

Item 9B: Other Information; and

•	the following items in Part IV:

Item 15(a)(1): Financial Statements; and

Item 15(a)(2): Financial Statement Schedules; and

6. the following sections in ADVO, Inc.’s Quarterly Report on Form 10-Q for the quarter ended December 30, 2006 (File No. 001-11720), filed with the SEC on February 8, 2007:

•	all of Part I, comprising the following items:

Item 1: Financial Statements:

Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations;

Item 3: Quantitative and Qualitative Disclosures about Market Risk; and

Item 4: Controls and Procedures; and

•	the following items in Part II:

Item 1: Legal Proceedings;

Item 1A: Risk Factors;

Item 2: Unregistered Sales of Equity Securities and Use of Proceeds; and

Item 5: Other Information.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the expiration date of the exchange offer.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Valassis Communications, Inc.

19975 Victor Parkway

Livonia, Michigan 48152

Attention: Investor Relations

Phone: (734) 591-3000

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights only selected information from, or incorporated by reference in, this prospectus and may not contain all the information that is important to you. To better understand the exchange offer and the merger described below under “The ADVO Acquisition,” you should carefully read this entire prospectus, including the documents incorporated by reference. See also “Where You Can Find More Information.” Except as otherwise indicated or as the content otherwise indicates, when used in this prospectus, the terms “Valassis,” “the Company,” “we,” “us,” “our” and similar terms refer to Valassis Communications, Inc. and its direct and indirect subsidiaries on a consolidated basis. Our consolidated subsidiaries include ADVO, Inc. and its subsidiaries as of March 2, 2007. Unless otherwise indicated, references to fiscal year refer to the fiscal year of Valassis, which ends on December 31. Prior to the consummation of our acquisition of ADVO, which occurred on March 2, 2007, ADVO’s fiscal year ended on the last Saturday in September; ADVO’s fiscal year 2006 ended on September 30, 2006 and included operations for a 53-week period and ADVO’s fiscal year 2005 and fiscal year 2004 ended on September 24, 2005 and September 25, 2004, respectively, each of which included operations for a 52-week period.

Valassis

We are a leading provider of integrated advertising and marketing products and services in the United States. Our strong distribution network and comprehensive range of advertising and promotional marketing solutions allow our customers to reach millions of desired consumers in a cost effective and timely manner. We provide our customers the ability to target consumers with value-oriented promotions and advertisements at the market, neighborhood and household levels based on demographic and lifestyle criteria. We can combine all three levels of geographic targeting into a single campaign. Our targeting, media buying and printing capabilities, along with our ability to provide measurable results, enable our customers to maximize the effectiveness of their promotional campaigns. We believe advertisers are increasingly linking their marketing expenditures to solutions like ours that provide a measurable, positive return on investment. We provide our products and services to 96 of Advertising Age’s top 100 United States advertisers, including leading consumer packaged goods manufacturers, telecommunications providers, direct marketers, retailers and franchisees.

During fiscal year 2006, we generated revenue of $1,043.5 million and net earnings of $51.3 million. During the three-months ended March 31, 2007, we generated revenue of $361.3 million and net earnings of $11.2 million.

Prior to our acquisition of ADVO, we operated our business in five reportable segments: Free-standing Inserts, Run of Press, Neighborhood Targeted, Household Targeted and International & Services. Following our acquisition of ADVO, we combined our Run of Press and Neighborhood Targeted segments and operate ADVO as our fifth operating segment, although we may later integrate some of ADVO’s operations into our existing operating segments.

The ADVO Acquisition

On March 2, 2007, our wholly-owned subsidiary, Michigan Acquisition Corporation, a Delaware Corporation, or Michigan, merged with and into ADVO, pursuant to an Agreement and Plan of Merger, dated as of July 5, 2006, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 18, 2006, by and among us, Michigan and ADVO, which we refer to, as so amended, the merger agreement. As a result of the merger, Michigan’s separate corporate existence terminated and ADVO continued as the surviving corporation in the merger and as our wholly-owned subsidiary.

The combination of Valassis and ADVO provides the delivery of value-oriented consumer promotions by blending home newspaper delivery with shared direct mail. We offer products and services including newspaper-delivered promotions such as inserts, sampling, polybags and on-page advertisements; shared mail; direct mail; in-store marketing; direct-to-door advertising and sampling; Internet-delivered marketing; loyalty marketing software; coupon and promotion clearing; promotion planning; and analytic services. We can reach over 60 million households through weekly newspaper distribution and 90% of United States homes through shared mail distribution, as a result of our acquisition of ADVO.

We believe that ADVO is one of the country’s leading direct mail companies, distributing direct advertising products to approximately 79 million households on a weekly basis primarily through the United States Postal Service. In addition, we believe that ADVO maintains one of the most comprehensive and up-to-date residential address lists in the United States and has a total reach of over 114 million United States households. As of March 31, 2007, ADVO had over 13,000 customers, including many of the nation’s top retailers. ADVO’s client base consists principally of national and local grocers, restaurants, direct marketers, drug stores, discount and department stores, telecommunications companies, home furnishings and other retailers.

During ADVO’s fiscal year ended September 30, 2006, ADVO generated revenue of $1,443.5 million and net income of $20.8 million. During the three-months ended December 30, 2006, ADVO generated revenue of $384.3 million and net income of $0.7 million.

Pursuant to the merger agreement, at the effective time of the merger, each outstanding share of ADVO’s common stock, par value $0.01 per share, was converted into the right to receive an amount in cash equal to $33.02, or the merger consideration. Pursuant to the merger agreement, each ADVO stock option outstanding immediately prior to the effective time of the merger fully vested and each holder thereof became entitled to receive an amount of cash for each share of ADVO common stock underlying such option equal to the excess, if any, of the merger consideration over the per share exercise price of such option (minus any withholding of taxes required by law). Each outstanding and unvested share of ADVO restricted stock, including those held by ADVO’s directors and executive officers, also fully vested, and the holders thereof became entitled to receive the merger consideration (minus any withholding of taxes required by law).

A copy of the original merger agreement is included as an exhibit to our Form 8-K filed with the SEC on July 10, 2006 and a copy of the amendment to our merger agreement is included as an exhibit to our Form 8-K filed with the SEC on December 20, 2006, both of which are incorporated herein by reference. The foregoing description of the merger agreement is qualified in its entirety by reference to the full text of the merger agreement.

The Transactions

The aggregate merger consideration we paid in the ADVO acquisition was approximately $1.2 billion, including the ADVO debt that we refinanced upon consummation of the acquisition. We financed the ADVO acquisition with the net proceeds of the offering of the original notes as well as initial borrowings under our senior secured credit facility and existing cash on hand. See “Unaudited Pro Forma Condensed Combined Financial Information” and “Use of Proceeds.” In this prospectus, the “Transactions” refers to: (i) our acquisition of ADVO; (ii) our sale of $540.0 million of original notes; (iii) our entering into a new $870.0 million senior secured credit facility and the initial borrowings thereunder; (iv) the repayment of all existing ADVO debt; and (v) the payment of related fees and expenses.

Additional Information

Valassis Communications, Inc. is a Delaware corporation. Our principal executive offices are located at 19975 Victor Parkway, Livonia, Michigan 48152 and our telephone number is (734) 591-3000.

The Exchange Offer

On March 2, 2007, we completed an offering of $540,000,000 aggregate principal amount of the original notes in a transaction exempt from the registration requirements of the Securities Act. The original notes are fully and unconditionally guaranteed as to payment of principal and interest by the subsidiary guarantors. The exchange notes will be our obligations and will be entitled to the benefits of the indenture relating to the original notes. The exchange notes will also be fully and unconditionally guaranteed as to payment of principal and interest by the subsidiary guarantors. The form and terms of the exchange notes are substantially identical in all material respects to the form and terms of the original notes, except that the exchange notes:

•	have been registered under the Securities Act and, therefore, will contain no restrictive legends;

•	will bear a different CUSIP number from the original notes;

•	will not have registration rights; and

•	will not have the right to additional interest.

The following is a brief summary of the terms of the exchange offer. It likely does not contain all the information that is important to you. For a more complete description of the exchange offer, see “The Exchange Offer.”

The Exchange Offer

We are offering to exchange our exchange notes, which have been registered under the Securities Act, for a like principal amount of our currently outstanding, unregistered original notes. $540.0 million aggregate principal amount of our original notes are outstanding. Original notes may only be exchanged in integral multiples of $1,000 in principal amount. See “The Exchange Offer—Terms of the Exchange Offer.”

Expiration of the Exchange Offer	The exchange offer will expire at 5:00 p.m., New York City time, on , 2007, unless we decide to extend the expiration date.

Withdrawal Rights	You may withdraw your tender of original notes at any time before the exchange offer expires by following the withdrawal procedures that are described under “The Exchange Offer—Withdrawal of Tenders.”

Registration Rights Agreement

The exchange offer is intended to satisfy your registration rights under the registration rights agreement we and the subsidiary guarantors entered into with the initial purchasers of the original notes. After the exchange offer is closed, we will no longer have an obligation to register the original notes, except under limited circumstances. Under the registration rights agreement, we are required to pay liquidated damages in the form of additional interest on the original notes in certain circumstances, including if the exchange offer registration statement is not declared effective by the SEC on or before 180 days after issuance of the original notes or the exchange offer is not consummated within 30 days after the effective date of the exchange offer registration statement. See “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

Resale of Exchange Notes

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to other parties unrelated to us, we believe that the exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you have not engaged in, and do not intend to engage in, the distribution of the exchange notes (within the meaning of the Securities Act);

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act.

We do not intend to apply for listing of the exchange notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any market.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Conditions to the Exchange Offer

The exchange offer is subject to certain customary conditions which we may amend or waive. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Original Notes

If you wish to accept the exchange offer, you must transmit a properly completed and signed letter of transmittal, together with all other documents required by the letter of transmittal, including the certificate or certificates representing your original notes to be exchanged, to the exchange agent at the address set forth on the cover page of the letter of transmittal. These materials must be received by the exchange agent before 5:00 p.m., New York City time, on                     , 2007, the expiration date of the exchange offer. In the alternative, you can tender your original notes by following the procedures for book-entry transfer, as described in this prospectus, prior to the expiration of the exchange offer. For more information on accepting the exchange offer and tendering your original notes, see “The Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Owners

If you are a beneficial owner of original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact the registered holder of the original notes promptly and instruct the registered holder to tender your notes on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either arrange to have the original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time and may not be able to be completed prior to the expiration date. See “The Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures

If you cannot deliver your original notes, the letter of transmittal or any other required documentation, or if you cannot comply with The Depository Trust Company’s, or DTC’s, Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you may tender your original notes according to the guaranteed delivery procedures set forth under “The Exchange Offer—Guaranteed Delivery Procedures.”

Acceptance of the Original Notes and Delivery of the Exchange Notes

We will accept for exchange any and all original notes that you properly tender in the exchange offer prior to the expiration date of the exchange offer. We will issue and deliver the exchange notes promptly following the expiration date of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Material United States Federal Income Tax Consequences

We believe that the exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes, but you should consult your tax adviser about the tax consequences of the exchange offer. See “Material United States Federal Income Tax Considerations.”

Consequences of Failure to Exchange

All untendered original notes will continue to be subject to the restrictions on transfer set forth in the original notes and in the indenture governing the notes. In general, you may not offer or sell your original notes unless they are registered under the federal securities laws or sold in a transaction exempt from, or not subject to, the registration requirements of federal and applicable state securities laws. As a result of the restrictions on transfer and the availability of exchange notes, any remaining original notes are likely to be much less liquid than before the exchange offer. After the exchange offer is closed, we will no longer have an obligation to register the original notes, except in limited circumstances. See “The Exchange Offer—Consequences to Holders of Original Notes Not Tendering in the Exchange Offer.”

Exchange Agent

Wells Fargo Bank, National Association, the trustee under the indenture for the notes, is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed in “The Exchange Offer—Exchange Agent” and in the letter of transmittal.

The Exchange Notes

The following is a brief summary of the principal terms of the exchange notes. For a more complete description of the terms of the exchange notes, see “Description of the Notes.” The exchange notes will have terms identical in all material respects to the form and terms of the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not be subject to certain transfer restrictions, will bear a different CUSIP number from the original notes and will not entitle their holders to registration rights or rights to additional interest.

Issuer	Valassis Communications, Inc.

Notes Offered	$540,000,000 aggregate principal amount of 8 1/4% Senior Notes due 2015.

Maturity Date	March 1, 2015.

Interest

Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the original notes surrendered in exchange for the exchange notes or, if no interest has been paid on the original notes, from March 2, 2007. Interest on the exchange notes will be payable at a rate of 8 1/4% per annum semi-annually in arrears on March 1 and September 1 of each year. No additional interest will be paid on original notes tendered and accepted for exchange.

Ranking	The exchange notes and the related subsidiary guarantees will be our and our subsidiary guarantors’ respective senior unsecured obligations and will rank:

•	senior to any of our and our subsidiary guarantors’ future indebtedness expressly subordinated to the exchange notes and the subsidiary guarantees;

•	equally with any of our and our subsidiary guarantors’ existing and future unsecured senior indebtedness;

•

effectively junior to all of our and our subsidiary guarantors’ existing and future secured indebtedness, including our outstanding 6 5/8% Senior Secured Notes due 2009, or the 2009 Secured Notes, our 1 5/8% Senior Secured Convertible Notes due 2033, or the 2033 Secured Notes, and the indebtedness and subsidiary guarantees under our senior secured credit facility, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all of the obligations of any of our (or our subsidiary guarantors’) subsidiaries that do not guarantee the exchange notes.

As of March 31, 2007, the original notes and related subsidiary guarantees ranked effectively junior to approximately $850.0 million of senior secured indebtedness, and we had an additional $108.6 million available under the revolving line of credit portion of our senior secured credit facility, after giving effect to the issuance of $11.4 million of letters of credit, and $160.0 million available under the delayed draw term loan portion of our senior secured credit facility.

Our non-guarantor subsidiaries would have represented less than 3.0% of our consolidated revenues during fiscal year 2006, and less than 3.0% of our consolidated revenues during the three-months ended March 31, 2007, in each case on a pro forma basis after giving effect to the Transactions as of January 1, 2006, and represented less than 5.0% of our consolidated assets as of March 31, 2007, and had operating losses during fiscal 2006 and the first three months of fiscal 2007.

Optional Redemption

Prior to March 1, 2011, we may, at our option, redeem all or a portion of the exchange notes at a redemption price equal to 100% of the principal amount of exchange notes to be redeemed plus a make-whole premium, as described in “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption.

At any time on or after March 1, 2011, we may, at our option, redeem all or a portion of the exchange notes at the redemption prices set forth under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption.

In addition, on or prior to March 1, 2010, we may, at our option, redeem up to 35% of the principal amount of the outstanding exchange notes with the proceeds of certain sales of our equity at the redemption price set forth under “Description of the Notes—Optional Redemption.” We may make the redemption only if (i) the redemption occurs within 120 days of the closing of the applicable equity offering and (ii) after the redemption, at least 65% of the aggregate principal amount of the exchange notes originally issued remains outstanding. See “Description of the Notes—Optional Redemption.”

Asset Sales

If we or any of our restricted subsidiaries sell certain assets and do not apply the proceeds as required by the indenture governing the notes, we must, subject to the prepayment requirements of our senior secured credit facility, offer to repurchase the exchange notes at a price equal to 100% of the aggregate principal amount of the exchange notes, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

Change of Control

If a change of control occurs, we must offer to repurchase all of the exchange notes at a price equal to 101% of the aggregate principal amount of the exchange notes, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. See “Description of the Notes—Change of Control.”

Subsidiary Guarantees	The exchange notes will be fully and unconditionally guaranteed, jointly and severally, by substantially all of our existing and future domestic restricted subsidiaries.

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	pay dividends and make distributions;

•	make certain investments;

•	repurchase stock;

•	incur liens;

•	enter into transactions with affiliates;

•	merge or consolidate; and

•	transfer or sell assets.

These covenants are subject to important limitations and exceptions. See “Description of the Notes—Certain Covenants.”

These covenants will cease to apply to the exchange notes if the exchange notes receive investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group. See “Description of the Notes—Termination of Certain Covenants if the Notes are Rated Investment Grade.”

Absence of Public Market

The exchange notes are new securities for which there is currently no market. Although the initial purchasers in the private offering of the original notes have informed us that they currently intend to make a market in the exchange notes, they are not obligated to do so, and any such market-making activities may be discontinued at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes.

Risk Factors

You should carefully consider the information set forth in the section entitled “Risk Factors” and the other information included and incorporated by reference in this prospectus in deciding whether to participate in the exchange offer.

Summary Pro Forma Condensed Combined Financial Information of Valassis

The following summary pro forma condensed combined financial information is based upon the historical consolidated financial information of Valassis and ADVO incorporated by reference in this prospectus. The pro forma condensed combined financial information has been prepared to reflect the acquisition of ADVO based on the purchase method of accounting, with Valassis treated as the acquirer. The historical consolidated financial information has been adjusted to give pro forma effect to events that are directly attributable to the acquisition of ADVO and factually supportable and, in the case of statement of income information, that are expected to have a continuing impact. The summary pro forma condensed combined financial information is derived from the unaudited pro forma condensed combined financial information contained in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information.” No pro forma condensed balance sheet is presented because the Transactions are already reflected in the historical unaudited consolidated balance sheet of Valassis as of March 31, 2007 incorporated by reference in this prospectus because the Transactions were completed before such date. The unaudited pro forma condensed combined statement of income information has been prepared for the three-months ended March 31, 2007 and the year ended December 31, 2006 and gives effect to the Transactions as if they had occurred on January 1, 2006.

The unaudited pro forma condensed combined financial statement information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that actually would have been achieved had the Transactions occurred on the dates indicated, or of the financial position or results of operations that may be attained by the combined company in the future. The pro forma adjustments related to the ADVO acquisition are preliminary and are based on an analysis of intercompany revenues and associated costs, estimated interest expense and income taxes. In addition, Valassis performed an assessment of the purchase price allocation by identifying intangible assets and estimating the fair market value of intangible and tangible assets and Valassis also made adjustments to certain tax assets and liabilities and accrued expenses. Differences between the preliminary and final purchase price allocations could have a material impact on the accompanying unaudited pro forma condensed combined financial statement information and Valassis’ future results of operations and financial position.

You should read the summary pro forma condensed combined financial information in conjunction with “Summary,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Selected Historical Consolidated Financial Data of Valassis,” “Selected Historical Consolidated Financial Data of ADVO” and the consolidated financial statements and the related notes thereto incorporated by reference in this prospectus.

	Pro Forma
	Year Ended December 31, 2006(1)		Three-Months Ended March 31, 2007(2)
	(dollars in thousands)
Statement of Income Data:
Revenues	$2,504,701		$584,807
Depreciation and amortization	69,686		18,321
Operating income	111,006		(3,758)
Interest and related expenses	115,096		25,677
Income taxes (benefit)	(559)		(11,173)
Net earnings	$6,365	(3)	$(16,696	)(4)

Other Financial Data:
Capital expenditures	$61,370		$12,465

(1)

The pro forma condensed combined statement of income for the year ended December 31, 2006 gives effect to the Transactions as if they occurred on January 1, 2006. The pro forma condensed combined statement of income for the year ended December 31, 2006 was derived by (A) adding financial results from: (i) our historical audited consolidated statement of income for the year ended December 31, 2006, which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on February 13, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on February 28, 2007 and Amendment No. 2 on Form 10-K/A filed with the SEC on June 28, 2007; (ii) ADVO’s historical audited consolidated statement of operations for the year ended September 30, 2006, which is filed as Exhibit 99.3 to our Current Report on Form 8-K/A filed with the SEC on May 10, 2007; and (iii) ADVO’s unaudited consolidated statement of operations for the three-months ended December 30, 2006, which is filed as Exhibit 99.2 to our Current Report on Form 8-K/A filed with the SEC on May 10, 2007, and (B) subtracting financial results from ADVO’s unaudited consolidated statement of operations for the three-months ended December 24, 2005, which is filed as Exhibit 99.2 to our Current Report on Form 8-K/A filed with the SEC on May 10, 2007, and gives effect to the unaudited pro forma adjustments necessary to account for the Transactions.

(2)	The pro forma condensed combined statement of income for the three-months ended March 31, 2007 gives effect to the Transactions as if they occurred on January 1, 2006. The pro forma condensed combined statement of income for three-months ended March 31, 2007 was derived by adding (i) our historical unaudited consolidated statement of income for the three-months ended March 31, 2007, which is included in our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2007, but excluding ADVO’s financial results for the period from March 2, 2007 (the closing date of our acquisition of ADVO) through March 31, 2007, which are not included in this prospectus, and (ii) ADVO’s historical unaudited consolidated statement of operations for the three-months ended March 31, 2007, which is not included in this prospectus, and gives effect to the unaudited pro forma adjustments necessary to account for the Transactions.
(3)	Includes $42.7 million of legal and other professional fees associated with the ADVO acquisition and related litigation, and $15.7 million in stock-based compensation related primarily to stock awards such as options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period.
(4)	Includes $10.7 million of legal and other professional fees associated with the ADVO acquisition and related litigation, and $14.5 million in stock-based compensation related primarily to stock awards such as options and restricted stock.

Consolidated Ratios of Earnings to Fixed Charges

Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Year Ended December 31,					Three Months Ended March 31,
	2002	2003	2004	2005	2006	2006	2007
Ratio of Earnings To Fixed Charges(1)	10.81x	11.44x	12.23x	11.58x	7.01x	8.76x	2.63x

(1)	The ratio of earnings to fixed charges was computed by dividing (a) earnings before fixed charges, income taxes and extraordinary items by (b) fixed charges, which consist of interest expense, amortization of debt issuance costs and the interest portion of rent expense. On a pro forma basis, giving effect to the Transactions, our ratio of earnings to fixed charges for the fiscal year ended December 31, 2006 was 1.05x. Pro forma earnings for the three-months ended March 31, 2007 would have been inadequate to cover fixed charges by $27.9 million.

RISK FACTORS

You should carefully consider the risks described below and the risks described in the documents incorporated by reference, along with the information provided elsewhere in this prospectus, before deciding whether to participate in the exchange offer. These risks and other risks and uncertainties not currently known to us or those that we currently deem immaterial may materially and adversely affect our business, results of operations and financial condition. In such event, the trading price of the exchange notes could decline or we may not be able to make payments of interest and principal on the exchange notes, and you may lose all or part of your investment.

Risks Related to the Exchange Offer

If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid.

Original notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. Other than in connection with the exchange offer, we do not plan to register the original notes under the Securities Act. If you hold any original notes after the exchange offer is completed, you may have trouble selling them because of these restrictions on transfer.

Because we anticipate that most holders of original notes will elect to participate in the exchange offer, we expect that the liquidity of the market for any original notes remaining after the completion of the exchange offer will be substantially limited. Any original notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the original notes outstanding. Following the exchange offer, if you did not tender your original notes you will not have any further registration rights, except in limited circumstances, and your original notes will continue to be subject to certain transfer restrictions.

You must comply with the exchange offer procedures in order to receive the exchange notes.

We will only issue exchange notes in exchange for original notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the original notes, and you should carefully follow the instructions on how to tender your original notes set forth under “The Exchange Offer—Procedures for Tendering” and in the letter of transmittal that accompanies this prospectus. Neither we nor the exchange agent are required to notify you of any defects or irregularities relating to your tender of original notes.

Some holders who exchange their original notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to the Notes and Our Other Indebtedness

Our substantial indebtedness could adversely affect our financial health and make it more difficult for us to service our debt or obtain additional financing, if necessary.

We incurred a substantial level of debt in connection with our acquisition of ADVO. This high degree of leverage could have a material adverse effect on our business and make it more difficult for us to satisfy our obligations under our outstanding indebtedness. For example, our substantial indebtedness may:

•

limit our ability to borrow additional amounts in the future for working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy or other purposes or make such financing more costly;

•

require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increase our vulnerability to competitive pressures and to general adverse economic or industry conditions, including fluctuations in market interest rates or a downturn in our business;

•	limit our flexibility in implementing our existing or any new business strategy or planning for, or reacting to, changes in our business, the industry or general economic conditions;

•	place us at a competitive disadvantage relative to our competitors that have greater financial resources than us, including News Corporation; and

•	make it more difficult for us to satisfy our financial obligations.

In addition, the indentures governing the notes, our 2033 Secured Notes and our 2009 Secured Notes and our senior secured credit facility contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt. We cannot assure you that our assets or cash flow would be sufficient to fully repay such debt, if accelerated, or that we would be able to repay, refinance or restructure the payments on such debt. See “—The restrictive covenants in our senior secured credit facility and the indenture governing the notes and any of the agreements governing our future indebtedness could adversely restrict our financial and operating flexibility and subject us to other risks.”

Despite our current indebtedness levels and the restrictive covenants set forth in the agreements governing our indebtedness, we and our subsidiaries may be able to incur substantially more indebtedness. This could increase the risks associated with our substantial indebtedness.

The terms of our senior secured credit facility and the indentures governing the notes, our 2033 Secured Notes and our 2009 Secured Notes permit us and certain of our subsidiaries to incur certain additional indebtedness, including additional secured indebtedness. If we or our subsidiaries are in compliance with the financial covenants set forth in these agreements, we and our subsidiaries may be able to incur substantial additional indebtedness. In addition, under certain circumstances we will have the right to increase the size of our senior secured credit facility. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify. See “Description of Certain Other Indebtedness.”

We may not be able to generate a sufficient amount of cash flow to meet our debt obligations, including our obligations under the notes.

Our ability to make scheduled payments or to refinance our obligations with respect to the notes and our other indebtedness will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic conditions and certain financial, business and other factors beyond our control. If we cannot make scheduled payments on our debt, we will be in default and, as a result, holders of our debt could declare all outstanding principal and interest on our debt to be due and payable and we could be forced into bankruptcy or liquidation. In addition, certain of our subsidiaries may become unrestricted subsidiaries under the indenture governing the notes, in which case we may not have access to the cash flows of these subsidiaries and such subsidiaries will not be subject to the restrictive covenants under the indenture. Furthermore, if our cash flow and capital resources are insufficient to fund our debt obligations, we could face substantial liquidity problems and may be forced to reduce or delay scheduled expansions and capital expenditures, sell material assets or operations, obtain additional capital, restructure our debt or revise or delay our strategic plans. We cannot assure you that our operating performance, cash flow and capital resources will be sufficient for payment of our debt in the future. If we are required to take any of the actions referred to above, it would have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that we would be able to take any of these actions on terms acceptable to us, or at all, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments, including the indenture governing the notes.

Your right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors.

The notes and the related subsidiary guarantees are unsecured. Holders of our and our subsidiary guarantors’ existing and future secured indebtedness will have claims that are effectively senior to your claims as holders of the notes to the extent of the value of the assets securing our secured indebtedness. Our senior secured credit facility as well as our 2009 Secured Notes and 2033 Secured Notes are secured by liens on substantially all of our and our subsidiaries’ assets and the notes will be effectively subordinated to such secured indebtedness. In the event of any distribution or payment of our or our subsidiaries’ assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of our secured indebtedness.

As of March 31, 2007, the aggregate amount of our secured indebtedness was approximately $850.0 million, and an additional $108.6 million was available under the revolving line of credit portion of our senior secured credit facility, after giving effect to the issuance of $11.4 million of letters of credit, and $160.0 million was available under the delayed draw term loan portion of our senior secured credit facility. In addition, under certain circumstances we will have the right to increase the size of our senior secured credit facility. We will be permitted to borrow additional indebtedness, including secured debt, in the future under the terms of the indenture governing the notes. See “—Despite our current indebtedness levels and the restrictive covenants set forth in the agreements governing our indebtedness, we and our subsidiaries may be able to incur substantially more indebtedness. This could increase the risks associated with our substantial indebtedness.”

Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

Certain of our subsidiaries do not guarantee the notes. Our non-guarantor subsidiaries would have represented less than 3.0% of our consolidated revenues during fiscal year 2006, and less than 3.0% of our consolidated revenues during the three-months ended March 31, 2007, in each case on a pro forma basis after giving effect to the Transactions as of January 1, 2006, and represented less than 5.0% of our consolidated assets as of March 31, 2007. Because the creditors of our non-guarantor subsidiaries have direct claims on such subsidiaries and their assets, your claims as holders of the notes are “structurally subordinated” to any existing and future liabilities of our non-guarantor subsidiaries. This means that the creditors of the non-guarantor subsidiaries have priority in their claims on the assets of such non-guarantor subsidiaries over our creditors. Accordingly, if a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary occurs, holders of its indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to us. See “Description of the Notes.”

The restrictive covenants in our senior secured credit facility and the indenture governing the notes and any of the agreements governing our future indebtedness could adversely restrict our financial and operating flexibility and subject us to other risks.

Our senior secured credit facility and the indenture governing the notes contain affirmative and negative covenants that limit our and our subsidiaries’ ability to take certain actions. Our senior secured credit facility requires us to maintain specified financial ratios and satisfy other financial conditions. Our senior secured credit facility and the indenture governing our notes also restricts, among other things, our and our subsidiaries’ ability to:

•	incur additional debt;

•	pay dividends and make other restricted payments;

•	make certain investments, loans and advances;

•	create or permit certain liens;

•	issue or sell capital stock of restricted subsidiaries;

•	use the proceeds from sales of assets and subsidiary stock;

•	enter into certain types of transactions with affiliates;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	enter into sale and leaseback transactions; and

•	sell all or substantially all of our assets or consolidate or merge with or into other companies.

These restrictions may limit our ability to operate our business and may prohibit or limit our ability to enhance our operations, take advantage of potential business opportunities as they arise or meet our capital needs. In addition, the indentures governing our 2009 Secured Notes and our 2033 Secured Notes contain certain covenants that limit our and our subsidiaries’ ability to take certain actions. Furthermore, future debt instruments or other contracts could contain financial or other covenants more restrictive than those applicable to our senior secured credit facility, our 2009 Secured Notes, our 2033 Secured Notes or the notes.

The breach of any of these covenants by us or the failure by us to meet any of these conditions or requirements could result in a default under any or all of such indebtedness. Our ability to continue to comply with these covenants and requirements may be affected by events beyond our control, including prevailing economic, financial and industry conditions. An event of default under our debt agreements could trigger events of default under our other debt agreements and the holders of the defaulted debt could declare all of the amounts outstanding thereunder, together with accrued interest, to become immediately due and payable. If such acceleration occurs, we would not be able to repay our debt and we may not be able to borrow sufficient funds to refinance our debt. Even if new financing is made available to us, it may not be on terms acceptable to us.

Some of our debt, including borrowings under our senior secured credit facility, is based on variable rates of interest, which could result in higher interest expense in the event of an increase in interest rates.

As of March 31, 2007, $590.0 million of our indebtedness was subject to variable interest rates. We have entered into an interest rate swap agreement which fixed the interest rate for an aggregate of $300.0 million of our variable rate debt. Our swap agreement has a notional value of $300.0 million and, effectively, fixes our interest rate at 6.6365% and expires in December 2010. Our remaining variable rate debt of $290.0 million is subject to market rate risk, as our interest payments will fluctuate as the underlying interest rates change as a result of market changes. During the period when our interest rate swap agreement is effective, a 1% change in interest rates would result in a change in interest expense of approximately $2.9 million per year. If there is a rise in interest rates, our debt service obligations on our variable rate indebtedness would increase even though the amount borrowed remained the same, which would affect our cash flows and results of operations. If we borrow additional amounts under the revolving portion of our senior secured credit facility, our market rate risk may increase.

We may not have sufficient funds or be permitted by our senior secured credit facility to purchase the notes upon a change of control.

Upon a change of control, as defined in the indenture governing the notes, we will be required to make an offer to purchase all outstanding notes. The terms of the indenture governing the 2033 Secured Notes also require us to offer to purchase all outstanding 2033 Secured Notes upon a change of control. A change of control is defined differently under the indenture governing the notes and our senior secured credit facility. A transaction that constitutes a change of control under our senior secured credit facility would not necessarily constitute a change of control under the indenture. Further, we cannot assure you that we will have or will be able to borrow sufficient funds at the time of any change of control to pay the change of control purchase price or that restrictions in our senior secured credit facility or other indebtedness we may incur in the future would permit us to make the required repurchases. Accordingly, the holders of the notes may not receive the change of control purchase price for their notes in the event of a sale or other change of control, which will give the trustee under the indenture governing the notes and the holders of the notes the right to declare an event of default and accelerate the repayment of the notes. In addition, a change of control may constitute an event of default under our senior secured credit facility, which could result in a default under the indenture governing the notes if the lenders accelerate the debt under our senior secured credit facility.

The change of control provisions in the indenture governing the notes may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the notes. Except as otherwise described above, the indenture does not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

We may not have sufficient funds to purchase our 2033 Secured Notes in the event the holders of our 2033 Secured Notes exercise their put option and require us to purchase such notes before their maturity date.

The holders of our 2033 Secured Notes may require us to purchase all or a portion of our 2033 Secured Notes on May 22, 2008 and May 22, 2013 at a price of $667.24 and $723.48 per $1,000 principal amount at maturity, respectively, payable in cash. Any such payment may have a material adverse effect on our cash position at such time. Furthermore, we cannot assure you that we will have or be able to borrow sufficient funds to repurchase our 2033 Secured Notes if the holders of such notes exercise their put option. Although our senior secured credit facility contains a $160.0 million delayed draw term loan that is available until June 2008 to refinance our 2033 Secured Notes, including in the event the holders of our 2033 Secured Notes exercise their put rights in May 2008, we cannot assure you that we will be able to obtain sufficient financing under the delayed draw term loan during such time. If the holders of our 2033 Secured Notes exercise their put option and we are unable to repurchase our 2033 Secured Notes, an event of default would result under the indenture governing the 2033 Secured Notes, which could also constitute an event of default under the agreements governing our other debt. As a result, holders of our debt could declare all outstanding principal and interest to be due and payable and we could be forced into bankruptcy or liquidation.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee, (a) issued the guarantee with the intent of hindering, delaying or defrauding any current or future creditor or contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of other creditors or (b) received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee, and if the subsidiary guarantor:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

If the subsidiary guarantee issued by that subsidiary guarantor were avoided or limited under fraudulent transfer or conveyance or other laws, any claim you make against such subsidiary guarantor for amounts payable on the notes would be effectively subordinated to all of the indebtedness and other obligations of such subsidiary guarantor, including trade payables and any subordinated indebtedness.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts, including contingent liabilities, as they become due.

We cannot be sure what standard a court would apply in making these determinations or, regardless of the standard, that a court would not avoid the subsidiary guarantees issued by our subsidiary guarantors or that such subsidiary guarantees would not be subordinated to the other indebtedness of our subsidiary guarantors.

If an active trading market does not develop for the exchange notes, you may be unable to sell the exchange notes or sell them at a price you deem sufficient.

The exchange notes are a new issue of securities, and there is no established trading market for the exchange notes. If a trading market does not develop, or, if developed, does not continue, purchasers of the exchange notes may not be able to sell them. Even if a trading market develops, the exchange notes may trade at a discount from the their principal amount or purchase price, depending upon:

•	the number of holders of such exchange notes;

•	prevailing interest rates;

•	the interest of securities dealers in making a market in the exchange notes;

•	the market for similar securities; and

•	other factors, including general economic conditions and our financial condition, credit rating, performance and prospects and prospects for companies in our industry generally.

We do not intend to list the exchange notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. In addition, the market for non-investment-grade debt securities has historically been subject to disruptions that have caused substantial price volatility independent of the operating and financial performance of the issuers of these securities. It is possible that the market for the exchange notes will be subject to these kinds of disruptions. Accordingly, declines in the liquidity and market price of the exchange notes, if any are issued, may occur independent of our operating and financial performance and could have an adverse effect on holders of the exchange notes. We cannot assure you that any liquid market for the exchange notes, if any are issued, will develop.

The initial purchasers of the original notes have advised us that they may make a market in the exchange notes. However, they are not obligated to do so and may discontinue market making activities at any time, in their sole discretion, which could further negatively impact your ability to sell the exchange notes, or the prevailing market price at the time you choose to sell.

Risks Related to the Business

The acquisition of ADVO was significantly larger than any other acquisition we have made to date and could disrupt our business and harm our financial condition if we are not able to successfully integrate the acquired business or if the expected benefits of the combination do not materialize.

The ADVO acquisition is our largest and most significant acquisition to date. Due to, among other things, the size of the acquisition and the litigation history between us and ADVO related to the acquisition, we may be unable to integrate ADVO into our operations in an efficient, timely and effective manner, which would result in our not realizing some or all of the contemplated benefits of the acquisition, as well as increased costs. Successful integration has and continues to require, among other things, combining the two companies’ business development efforts, key personnel, information technology development, geographically separate facilities and business and executive cultures. Realization of the expected benefits of the acquisition, including certain cost synergies, also requires implementation of appropriate operations, management and financial reporting systems and controls. We may experience difficulties in effectively implementing these systems and integrating ADVO’s systems and operations. Integrating ADVO has been and continues to be a complex and time consuming process and requires significant attention from management and other personnel, which may distract their attention from the day-to-day business of the combined company.

The success of the acquisition will also depend, in part, on our ability to realize the anticipated revenue and expense opportunities from combining the business of ADVO with our business and there is no assurance that our financial results will meet or exceed the financial results that would have been achieved absent the acquisition. If our integration of ADVO is not successful or if ADVO’s operations are less profitable than we currently anticipate, our business, financial condition and results of operations could be materially adversely affected.

Increased competition could reduce the demand for our products and services, which could have a material adverse effect on our business, financial condition, results of operations and business prospects.

Our products that reach a large area at low cost, which we refer as to our Market Delivered products, compete in the cooperative FSI business principally with News America Marketing FSI, a company owned by The News Corporation. We compete for business primarily on the basis of the following:

•	price;

•	category availability;

•	targeting ability;

•	ability to integrate with other products;

•	program development consulting;

•	customer services and sales relationships; and

•	lead times.

In the past, new competitors have tried to establish themselves in the FSI market resulting in an increase in the number of FSI programs. This caused periods of intense price competition and higher costs due to a decrease in pages per FSI program. However, we believe that currently there are substantial barriers to entry for a new competitor to enter the FSI market due to what we believe are the monopolistic and anti-competitive practices of News America Marketing FSI and News America Marketing In-Store Services. Specifically, we believe News America Marketing FSI illegally ties its FSI sales to products in the in-store promotions market, a market that we believe News America Marketing In-Store Services has effectively monopolized.

News America Marketing FSI has been competing aggressively for FSI business. As a consequence, FSI prices trended downward in 2006 compared to 2005, and we expect FSI prices to continue to trend downward in 2007 similar to the decline experienced in 2006 of approximately 10%. We cannot predict when, or if, FSI prices will stabilize or increase. While the cooperative FSI industry grew 1% in 2006, our FSI market share decreased. The combination of these factors has resulted in decreasing revenues and profitability for our FSI segment. During the fourth quarter of 2005, and again in 2006, we renegotiated a contract with a major customer to extend FSI pricing similar to what had been provided by our competitor. Our renegotiation of existing contracts during 2006 with certain FSI customers as a result of the FSI pricing environment will also contribute to the pricing decline. When FSI contracts come up for renewal, we may not be able to renew them on favorable terms or at all. In addition, some of our competitors, particularly News America, have substantially greater financial resources than we do. Accordingly, these competitors may be better able to withstand changes in conditions within the industries in which we operate and may have significantly greater operating and financial flexibility than we do. These competitors could take a greater market share and cause us to lose business from our customers.

In addition, it is possible that alternative media or changes in promotional strategies could make our products less attractive to our customers and could cause a loss of demand for our products and services.

Our ADVO segment’s direct mail media business faces intense competition based primarily on the ability to target selected potential customers on a cost-effective basis and provide a satisfactory return on advertising investment. Although newspaper subscribers and non-subscriber advertising programs represent our ADVO segment’s most significant and direct competition, ADVO’s products also compete for advertising dollars against other forms of print and electronic media and other advertising in general. ADVO’s principal direct marketing competitors are other companies with residential lists and similar cooperative mailing advertising programs. These companies have a significant presence in many of ADVO’s markets and represent competition to ADVO’s ShopWise® shared mail program. Competition for market share advertising also comes from magazines, radio, broadcast and cable television, shoppers, the Internet, other communications media and other advertising printers that operate in ADVO’s markets. The extent and nature of such competition are, in large part, determined by the location and demographics of the markets targeted by a particular advertiser and the number of media alternatives in those markets. ADVO’s customers and prospective customers are operating with lower advertising budgets, while trying to allocate their spending across a growing number of media channels. They are increasingly faced with the challenge of doing more with less. The failure to improve ADVO’s current processes or to develop new products and services could result in the loss of clients to current or future competitors. In addition, failure to gain market acceptance of new products and services could adversely affect growth.

Our Neighborhood Targeted segment competes against commercial printers and media placement agencies for solo specialized promotional programs for single advertisers. While both types of competitors have a history of competing on the basis of price to increase volume and improve economies of scale, commercial printers tend to be particularly aggressive during periods when they have unused capacity. In addition, we compete with Sunflower Marketing with respect to our polybag advertising and sampling products. To the extent our competitors in these businesses decide to compete more aggressively on price due to excess capacity or for other reasons it could materially negatively affect our revenue and profit margins.

Our Neighborhood Targeted products also compete with several newspaper network groups in the ROP market. While entering the ROP market does not require a significant investment in machinery and equipment, it does require a significant investment in systems and human resources in order to compete effectively. An increase in the number of ROP competitors could result in a loss of market share.

In our International & Services segment, our subsidiary, NCH Marketing Services, Inc., competes against Carolina Manufacturing Services and Carolina Services, both owned by Inmar, Inc., and International Outsourcing Services, LLC for coupon clearing and redemption services in the United States. To the extent that our competitors in this business decide to compete more aggressively on price, it could lower our market share and negatively affect our revenue and profit margin.

If ADVO is unable to stabilize and achieve efficiencies with its Service Delivery Redesign project, or SDR, and improve the availability of data for management decision making, our business and financial condition may be adversely affected. Additionally, further difficulty with SDR could result in problems relating to our operations and obligation to publish accurate financial statements.

Prior to our acquisition of ADVO in April 2006, ADVO launched SDR, ADVO’s enterprise-wide order-to-cash system. This system replaced several older legacy systems, consolidating processes into one system with upgraded software applications and new technology and work processes. SDR was designed to streamline information flow and integrate business processes throughout the organization. The SDR implementation affected, either directly or peripherally, virtually all of ADVO’s functions, requiring a significant effort by all ADVO employees. SDR directly impacted the following functions: contracting, order management, graphics print, operations, sales, accounts receivable, billing, collections, finance and information technology. ADVO encountered transitional issues during the SDR implementation, including problems with entering and processing customer orders, temporary inefficiencies in production, shipping disruptions and delayed customer invoicing. As a result, ADVO experienced delays in its collection of accounts receivable and incurred additional costs that ADVO believes contributed to the lower profit margins it realized in the quarters ended July 1, 2006 and September 30, 2006. We believe ADVO has identified and corrected many of the issues associated with the SDR implementation; however certain issues still exist in processing customer orders and billing. Many of the compensating controls implemented in connection with the launch of SDR were predominantly manual. While these controls are and have been effective, they are subject to human error and require additional time and effort and have previously resulted in delays in ADVO’s accounting closing process. Furthermore, ADVO may experience unforeseen issues related to SDR in the future. The resulting disruption could adversely affect our business, sales, results of operations and financial condition. We believe ADVO is adequately managing the transition to the new processes. If needed, we will continue to devote additional resources, including continued user training, implementation of additional compensating controls and system enhancements, to work on the normalization of SDR. Such reallocation of resources could divert our resources away from other business activities. In addition, our ability to maintain adequate internal controls may be negatively affected by ADVO’s implementation of SDR. See “—Failure to maintain adequate internal controls may affect our ability to prepare timely and accurate financial statements and adversely affect our business and stock price.”

Failure to maintain adequate internal controls may affect our ability to report timely and accurate financial statements and adversely affect our business and stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that companies design and maintain an adequate system of internal control over financial reporting and assess and report on such internal control structure annually. Such a system of controls, however well designed and operated, can provide only reasonable, not absolute, assurance that the objectives of the system are met. In addition, the design of any internal control system is based in part upon certain assumptions regarding the likelihood of future events. Because of these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

Although prior to the completion of our acquisition of ADVO each of our and ADVO’s management determined, and each of our respective independent registered public accounting firms attested, that our respective internal controls were effective as of the end of our respective most recent fiscal years, there can be no assurance that our integration of ADVO, and our respective internal control systems and procedures, will not result in or lead to a future material weakness in the combined company’s internal controls, or that we or our independent registered public accounting firm will not identify a material weakness in our internal controls in the future. A material weakness in internal control over financial reporting would require our management and independent public accounting firm to evaluate our internal controls as ineffective. Furthermore, if we fail to maintain proper and effective internal controls, our ability to report our financial results on a timely and accurate basis may be impaired. If our internal control over financial reporting is not considered adequate, or if as a result we are unable to report our financial results on a timely and accurate basis, we may, among other things, experience a loss of public confidence, which could have an adverse effect on our business and stock price.

ADVO is currently faced with a number of class action lawsuits, the litigation and outcome of which may be detrimental to our financial condition, and there is potential that subsequent lawsuits will be filed.

In September 2006, three securities class action lawsuits were filed against ADVO in the United States District Court for the District of Connecticut by certain stockholders seeking to certify a class of all persons who purchased shares of ADVO’s common stock between July 6, 2006 and August 30, 2006. These complaints generally allege that ADVO violated federal securities law by issuing a series of materially false and misleading statements concerning its business and financial results in connection with its proposed merger with us and, as a result, plaintiffs allege that ADVO’s stock traded at artificially inflated prices. On December 12, 2006, one of the three plaintiffs filed a Motion to Partially Lift Discovery Stay, in response to which ADVO filed a response on January 16, 2007. The presiding judge denied the plaintiff’s motion to lift the stay on discovery. In addition, the court ordered the matters consolidated under a single action and, as a result, a revised, consolidated complaint was filed by the plaintiffs on June 8, 2007. ADVO, its directors and certain of its officers were sued in a derivative action filed in September 2006, raising essentially the same factual allegations as the securities class actions. The derivative action was dismissed by Notice of Voluntary Dismissal without prejudice on January 24, 2007. There can be no assurance that this derivative action will not be filed again at a later date.

ADVO is generally obligated, to the extent permitted by law, to indemnify its directors and officers who are named defendants in some of these lawsuits. We are obligated under the amended merger agreement to maintain directors’ and officers’ liability insurance, for a period of six years following the ADVO acquisition, in respect of acts or omissions occurring at or prior to the acquisition for each person covered by the directors’ and officers’ liability insurance policy of ADVO and its subsidiaries at the time of the merger agreement. The claims brought against ADVO, with or without merit, could increase the insurance rates in the future. As a result of these lawsuits, we could incur significant legal expenses and management’s time and attention may be distracted from the day-to-day operations, which could have a material adverse effect on our business, financial condition and results of operations. There is no assurance that ADVO’s insurance coverage will ultimately be available or, if available, sufficient to provide complete protection with respect to these claims.

The possibility of consolidation in our customer base, the loss of customers to alternative advertising methods or decreases in the frequency or amount of customers’ mailings could impact our revenue growth and profitability.

In recent years there has been a growing trend toward retailer consolidation. As a result of this consolidation, the number of retailers to which we sell our products and services may decline and lead to a decrease in our revenues. In addition, we may lose customers due to the acquisition of such customers by companies that are not interested in using our products and services or that eliminate retail locations of our existing customers, including, for example, ADVO’s loss of customers that resulted from the sale, prior to our acquisition of ADVO, of Albertson’s to several companies. Also, a customer may decide to decrease its mailing frequency or modify the amount, pages and weight, and kind of advertising pieces it purchases from us. Our customers may be impacted by the items detailed above and by other general economic and business conditions that could affect their demand for our products and services and in turn choose other alternative advertising methods. Any of the foregoing could have a material adverse effect on us and our financial condition.

Significant increases in the cost of paper, which are beyond our control, could adversely affect our financial health.

We are dependent upon the availability of paper to print our customers’ advertising circulars. Paper costs have historically experienced significant fluctuations. We have a limited ability to protect ourselves from these fluctuations or to pass increased costs along to our customers. A significant portion of our paper requirements is purchased from three paper companies under long-term contracts. These contracts limit the amount of any increase or decrease (to approximately 10% in any twelve-month period) in our cost of paper purchased from these suppliers, which cost can be adjusted quarterly. As of March 31, 2007, approximately 85% of our FSI paper requirements were purchased pursuant to certain long-term paper contracts which limit our exposure with respect to the price of paper during the terms of those contracts. However, when these contracts expire at the end of 2008, we may not be able to replace them with favorable terms or at all. Significant increases in the cost of paper could have a material adverse effect on our financial performance.

Continued Zone Product weakness may negatively impact our financial performance.

Our ADVO segment’s zone products, which consist of the ShopWise® wrap and Zone Insert Card (formerly known as our Missing Child Card or Detached Address Card), have a significant effect on the ADVO segment’s profitability and its overall financial performance. Over the past several quarters, ADVO experienced zone product weakness, particularly in the telecommunications/satellite advertising category, resulting in a year-over-year decrease in zone products revenues. ADVO formed a cross-functional zone products team that developed strategies focused on driving zone products revenue growth by increasing sales focus and reducing cancellations for calendar 2007. The zone products team is also focused on diversifying the customer base of zone products. Our execution of this strategy may take longer to implement than anticipated or may be unsuccessful. Such failures would lead to a continued weakness in revenue and profitability negatively impacting our financial performance. Furthermore, zone products, in particular the ShopWise® wrap product, is dependant on bookings from the quick serve restaurant category. Unexpected and significant decreases in this advertising category could negatively affect our revenues and profitability.

Our ADVO segment depends on third parties for delivery of its products and on third party information technology systems and services. If such third parties do not fulfill their obligations, our ADVO segment may lose customers and experience reduced revenue and profitability.

Our ADVO segment’s products are primarily delivered through the United States mail. Postage expense is our ADVO segment’s largest expense. The inability of the United States mail to deliver our ADVO segment’s products on a timely basis could disrupt our ADVO segment’s business and, in turn, adversely affect our business, sales, results of operation and financial condition. Furthermore, United States Postal Service rates increase periodically and we have no control over increases that may occur in the future. An increase in the cost of postage combined with our ADVO segment’s inability to successfully pass through such postage rate increase directly to its customers could negatively affect our earnings.

Our ADVO segment also depends on third party information technology systems and services for its operations most of which are provided by a single third party. Such third party’s performance is outside of ADVO’s control. This third party provides computer processing, systems development and other various systems support to ADVO. ADVO’s regional production sites, sales offices and corporate headquarters are on-line with this computer center, enabling the day-to-day processing functions to be performed and providing ADVO’s corporate headquarters with management information. The systems include: order processing and production control, transportation/distribution, address list maintenance, market analysis, label printing and distribution, billing and financial systems, human resources and payroll processing, carrier routing of addresses received from customer files and demographic analyses as well as other systems. ADVO also has agreements with this third party to provide a customer support center (help desk) and client server (server farm) management services. Any failures or interruptions in the availability of these systems or services could disrupt our ADVO segment’s business and adversely affect our sales, results of operations and financial condition.

Because we self insure a number of our benefit plans, unexpected changes in claim trends may negatively impact our financial condition.

We self-insure a significant portion of expected losses under our workers’ compensation program and medical benefits claims. Unexpected changes in claim trends, including the severity and frequency of claims, actuarial estimates and medical cost inflation could result in costs that are significantly different than initially reported. If future claims-related liabilities increase due to unforeseen circumstances, our self-insurance costs could increase significantly.

The uncertainty of current economic and political conditions make budgeting and forecasting difficult and may reduce sales promotion spending.

The future direction of the overall domestic and global economies could have a significant impact on our business. The potential for future terrorist attacks, increased global conflicts and the escalation of existing conflicts has created worldwide uncertainties that may have a negative impact on demand for our products. In addition, an economic downturn may decrease the advertising budgets of our customer base, which could have a material impact on our business, results of operation and financial condition. Because all components of our budgeting and forecasting, as well as that of our customers, are dependent upon estimates of growth in the markets served and demand for our products and services, the prevailing economic uncertainties may render estimates of future income and expenditures even more difficult to make than usual. Future events that may not have been anticipated could adversely affect our business, results of operations and financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included or incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	the challenges and costs of achieving synergies and cost savings in connection with the ADVO acquisition and integrating ADVO’s operations may be greater than expected;

•	our substantial indebtedness, and our ability to incur additional indebtedness, may affect our financial health;

•	certain covenants in our debt documents;

•	price competition from our existing competitors;

•	the presence of new competitors in any of our businesses;

•	an unforeseen increase in our paper or postal costs;

•	fluctuations in the amount, timing, pages and weight, and kinds of advertising pieces from period to period, due to a change in our customer’s promotional needs, inventories and other factors;

•	changes which affect the businesses of our customers may lead to reduced sales promotion spending;

•	a shift in customer preference for different promotional materials, strategies or coupon delivery methods;

•	our failure to attract and retain qualified personnel may affect our business and results of operations;

•	a rise in interest rates could increase our borrowing costs;

•	the outcome of our pending shareholder lawsuits;

•	possible governmental regulation or litigation affecting aspects of our business;

•	general economic conditions, whether nationally or in the market areas in which we conduct business, may be less favorable than expected; and

•	the other factors set forth under “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained or incorporated by reference in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the original notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive the original notes in like principal amount. The original notes surrendered and exchanged for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness or capital stock.

The net proceeds of the offering of the original notes were $527.8 million, after deducting $12.2 million in discounts and fees to the initial purchasers and offering expenses. We used the net proceeds of the offering of the original notes, together with initial borrowings under our senior secured credit facility and existing cash on hand, to finance our acquisition of ADVO, refinance approximately $125.0 million of outstanding ADVO debt and pay related fees and expenses.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents, debt, stockholders’ equity and total capitalization as of March 31, 2007. The table below is unaudited and should be read in conjunction with “Selected Historical Consolidated Financial Data of Valassis,” “Unaudited Pro Forma Condensed Combined Financial Information” and our consolidated financials statements and the related notes thereto incorporated by reference in this prospectus.

As of March 31, 2007
(dollars in thousands)
Cash and cash equivalents	$139,679

Long-term debt (net of current portion):
Revolving line of credit(1)	—
Delayed draw term loan(1)	—
Term loan B(1)	590,000
2009 Secured Notes(2)	99,939
2033 Secured Notes(2)	160,000
Notes	540,000

Total long-term debt	$1,389,939
Total stockholders’ equity	176,276

Total capitalization	$1,566,207

(1)	Simultaneously with closing of our acquisition of ADVO, we entered into a senior secured credit facility, which consists of a $120.0 million senior secured revolving line of credit, a $590.0 million senior secured term loan B and a $160.0 million senior secured delayed draw term loan. As of March 31, 2007, there was $590.0 million outstanding under the term loan B portion, $108.6 million was available to be drawn under the revolving loan portion after giving effect to certain outstanding letters of credit and $160.0 million was available under the delayed draw term loan portion.
(2)	Upon consummation of the Transactions, our 2009 Secured Notes and our 2033 Secured Notes became secured on an equal and ratable basis with the indebtedness under our senior secured credit facility to the extent required by the indentures governing our 2009 Secured Notes and our 2033 Secured Notes.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statement information set forth below is presented to reflect the pro forma effects of the Transactions as if they occurred on the dates indicated.

The unaudited pro forma condensed combined statement of income for the three-months ended March 31, 2007 gives effect to the Transactions as if they occurred on January 1, 2006. The unaudited pro forma condensed combined statement of income for the three-months ended March 31, 2007 was derived by adding (i) our historical unaudited consolidated statement of income for the three-months ended March 31, 2007, which is included in our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2007, but excluding ADVO’s financial results for the period from March 2, 2007 (the closing date of our acquisition of ADVO) through March 31, 2007, which are not included in this prospectus, and (ii) ADVO’s historical unaudited consolidated statement of operations for the three-months ended March 31, 2007, which is not included in this prospectus, and gives effect to the unaudited pro forma adjustments necessary to account for the Transactions.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2006 was derived by (A) adding financial results from (i) our historical audited consolidated statement of income for the year ended December 31, 2006, which is incorporated by reference in this prospectus, (ii) ADVO’s historical audited consolidated statement of operations for the year ended September 30, 2006, which is incorporated by reference in this prospectus; and (iii) ADVO’s unaudited consolidated statement of operations for the three-months ended December 30, 2006, which is incorporated by reference in this prospectus, and (B) subtracting financial results from ADVO’s unaudited consolidated statement of operations for the three-months ended December 24, 2005, which is incorporated by reference in this prospectus, and gives effect to the unaudited pro forma adjustments necessary to account for the Transactions.

No pro forma condensed balance sheet is presented because the Transactions are already reflected in the historical unaudited consolidated balance sheet of Valassis as of March 31, 2007, incorporated by reference in this prospectus, because the Transactions were completed before such date.

The ADVO acquisition is being accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Accordingly, ADVO’s operating results have been included in our operating results since the closing of the transaction on March 2, 2007.

The pro forma adjustments related to the ADVO acquisition are based on an analysis of intercompany revenues and associated costs, estimated interest expense and income taxes. In addition, Valassis performed an assessment of the purchase price allocation by identifying intangible assets and estimating the fair market value of intangible and tangible assets, including mailing lists, customer contracts, customer relationships, trademarks/tradenames, property and equipment. Valassis also made adjustments to certain tax assets and liabilities and accrued expenses. Differences between the preliminary and final purchase price allocations could have a material impact on the accompanying unaudited pro forma condensed combined financial statement information and Valassis’ future results of operations and financial position. A final determination of the purchase price allocation, which is still in progress, will be based on actual, tangible and identifiable intangible assets of ADVO that existed on the date of completion of the merger.

The unaudited pro forma condensed combined financial statement information is based on, and should be read together with the consolidated financial statements incorporated by reference in this prospectus.

The unaudited pro forma condensed combined financial statement information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that actually would have been achieved had the Transactions occurred on the dates indicated, or of the financial position or results of operations that may be attained by the combined company in the future.

VALASSIS COMMUNICATIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2006

	Historical Valassis(1)	“Adapted” ADVO(2)	Merger Adjustments		Valassis Pro Forma
	(dollars in thousands, except per share data)
Revenues	$1,043,491	$1,469,591	$(8,381	)(3)	$2,504,701

Costs and expenses:
Cost of sales	789,588	1,163,215	(8,381	)(3)	1,944,422
Selling, general and administrative	151,914	286,999	10,360	(4)	449,273

Total costs and expenses	941,502	1,450,214	1,979		2,393,695

Earnings from operations	101,989	19,377	(10,360)		111,006

Other expenses (income):
Interest expense	24,749	9,965	80,382	(5)	115,096
Other income, net	(6,298)	(3,598)	—		(9,896)

Total other expenses (income)	18,451	6,367	80,382		105,200

Earnings (loss) before income taxes	83,538	13,010	(90,742)		5,806
Income taxes (benefit)	32,256	3,482	(36,297	)(6)	(559)

Net earnings	$51,282	$9,528	$(54,445)		$6,365

Net earnings per common share, basic	$1.07				$0.13
Net earnings per common share, diluted	1.07				0.13
Shares used in computing net earnings per share, basic	47,757				47,757
Shares used in computing net earnings per share, diluted	47,780				47,780

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

VALASSIS COMMUNICATIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2007

	“Adapted” Valassis(7)	“Adapted” ADVO(8)	Merger Adjustments		Valassis Pro Forma
	(dollars in thousands, except per share data)
Revenues	$250,004	$337,777	$(2,974	)(3)	$584,807

Costs and expenses:
Cost of products sold	192,780	275,585	(2,974	)(3)	465,391
Selling, general and administrative	35,665	84,919	2,590	(4)	123,174

Total costs and expenses	228,445	360,504	(384)		588,565

Earnings from operations	21,559	(22,727)	(2,590)		(3,758)

Other expenses (income):
Interest expense	3,090	1,508	21,079	(5)	25,677
Other income, net	(2,004)	438	—		(1,566)

Total other expenses (income)	1,086	1,946	21,079		24,111

Earnings (loss) before income taxes	20,473	(24,673)	(23,669)		(27,869)
Income taxes (benefit)	8,098	(9,803)	(9,468	)(6)	(11,173)

Net earnings (loss)	$12,375	$(14,870)	$(14,201)		$(16,696)

Net earnings (loss) per common share, basic	$0.26				$(0.35)
Net earnings (loss) per common share, diluted	0.26				(0.35)
Shares used in computing net earnings per share, basic	47,879				47,879
Shares used in computing net earnings per share, diluted	47,850				47,850

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

VALASSIS COMMUNICATIONS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	The “Historical Valassis” column represents the consolidated statement of income of Valassis for the fiscal year ended December 31, 2006, as reported in Valassis’ Annual Report on Form 10-K for such period.
2.	Represents the unaudited consolidated statement of operations of ADVO for the twelve months ended December 31, 2006, which is calculated below.

	ADVO Historical Year Ended September 30, 2006	Subtract: ADVO Three Months Ended December 24, 2005	Add: ADVO Three Months Ended December 30, 2006	ADVO “Adapted” Twelve Months Ended December 31, 2006
	(dollars in thousands)
Revenues	$1,443,537	$358,225	$384,279	$1,469,591

Costs and expenses:
Cost of products sold	1,141,283	276,348	298,280	1,163,215
Selling, general and administrative	264,361	61,229	83,867	286,999

Total costs and expenses	1,405,644	337,577	382,147	1,450,214

Earnings from operations	37,893	20,648	2,132	19,377

Other expenses (income):
Interest expense	9,455	1,986	2,496	9,965
Other income, net	(3,627)	(866)	(837)	(3,598)

Total other expenses (income)	5,828	1,120	1,659	6,367

Earnings before income taxes	32,065	19,528	473	13,010
Income taxes	11,268	7,557	(229)	3,482

Net earnings	$20,797	$11,971	$702	$9,528

3.	The pro forma adjustment reflects the elimination of intercompany sales between Valassis and ADVO.
4.	Represents amortization of $200.0 million of intangible assets with an average life of 20 years and depreciation related to the fair valuation of fixed assets. However these valuations are preliminary and subject to change based upon completion of Valassis’ final valuation analysis. A preliminary allocation of purchase price is provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which is incorporated by reference in this prospectus.
5.	The pro forma adjustment reflects amortization of deferred financing fees related to the new issuance of debt in connection with completion of the merger and assumes financing fees will be deferred over the life of the related debt. Valassis used the effective interest rate method to calculate amortization expense. The pro forma adjustment also eliminates the impact of interest expense associated with the ADVO debt.

	Year Ended December 31, 2006	Three Months Ended March 31, 2007
	(dollars in thousands)
Amortization of deferred financing fees	$2,610	$653
Interest expense related to new borrowings	87,737	21,934
Elimination of interest expense from ADVO debt	(9,965)	(1,508)

Pro forma adjustment to interest expense	$80,382	$21,079

6.	The pro forma adjustment to income tax was calculated by applying the statutory tax rate to the overall impact of pro forma adjustments.
7.	The “Adapted Valassis” column represents the unaudited adjusted consolidated statement of income of Valassis, which was derived from our consolidated statement of income, for the three-months ended March 31, 2007 as filed in our Quarterly Report on Form 10-Q for such period, less ADVO results and transactions related to the actual purchase, for the period of March 2, 2007 (the closing date of our acquisition of ADVO) through March 31, 2007.
8.	Represents the unaudited statement of operations of ADVO for the three-months ended March 31, 2007.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF VALASSIS

The selected consolidated statement of income data for the years ended December 31, 2004, 2005 and 2006 and the selected consolidated balance sheet data as of December 31, 2005 and 2006 presented below have been derived from our audited consolidated financial statements incorporated by reference in this prospectus. The selected consolidated statement of income data for the years ended December 31, 2002, 2003 and 2004 and the consolidated balance sheet data as of December 31, 2002, 2003 and 2004 presented below are derived from our audited consolidated financial statements which are not included elsewhere in this prospectus. The historical consolidated balance sheet data as of March 31, 2006 and 2007 and consolidated statements of income data for the three-months ended March 31, 2006 and 2007 have been derived from our unaudited interim financial statements incorporated by reference in this prospectus. The results for periods of less than a full year are not necessarily indicative of the results to be expected for any interim period, the full year or any future period. Our selected historical consolidated financial data set forth below is only a summary and should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto incorporated by reference in this prospectus. See “Where You Can Find More Information.”

	Year Ended December 31,					Three Months Ended March 31,
	2002	2003	2004	2005	2006	2006	2007
	(dollars in thousands, except per share data)
Statement of Income Data:
Revenues	$852,296	$916,520	$1,044,069	$1,131,043	$1,043,491	$247,646	$361,304
Operating income	161,821	176,138	159,067	151,457	101,989	29,497	26,853
Interest and related expenses	13,347	13,134	11,362	10,927	24,749	2,855	10,619
Income taxes	53,943	59,125	56,058	50,829	32,256	9,938	7,179
Net earnings	95,254	103,708	100,747	95,396	51,282	18,058	11,233
Net Earnings Per Share Data:
Basic	$1.79	$1.99	$1.95	$1.93	$1.07	$0.38	$0.23
Diluted	1.77	1.98	1.93	1.90	1.07	$0.38	$0.23
Other Data:
Depreciation and amortization	$12,708	$14,873	$15,521	$15,973	$14,930	$3,678	$7,406
Capital expenditures	15,540	18,274	18,941	24,666	16,256	1,834	5,615
Selected Balance Sheet Data (at period end):
Cash and cash equivalents	$97,156	$62,864	$85,214	$64,320	$52,619	$52,979	$139,679
Auction-rate securities	—	144,496	102,866	72,031	102,533	82,394	—
Adjusted working capital(1)	(16,974)	(48,070)	(2,292)	5,374	25,120	19,809	76,546
Total assets	386,079	692,754	737,965	697,683	801,426	680,156	2,213,550
Long-term debt	257,280	259,819	273,703	274,156	259,931	259,906	1,389,939
Stockholders’ equity	(33,287)	76,059	140,506	103,525	167,574	122,104	176,276

(1)	Adjusted working capital represents current assets, excluding cash and cash equivalents and auction-rate securities, minus current liabilities, excluding the current portion of long-term debt.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ADVO

The selected consolidated statement of operations data for the years ended September 25, 2004, September 24, 2005 and September 30, 2006 and the selected consolidated balance sheet dated as of September 24, 2005 and September 30, 2006 have been derived from ADVO’s audited consolidated financial statements incorporated by reference in this prospectus. The selected consolidated statement of operations for the years ended September 28, 2002 and September 27, 2003 and the selected balance sheet data as of September 28, 2002, September 27, 2003 and September 25, 2004 presented below are derived from ADVO’s audited consolidated financial statements which are not included elsewhere in this prospectus. The historical consolidated balance sheet data as of December 24, 2005 and December 30, 2006 and consolidated statements of operations data for the three-months ended December 24, 2005 and December 30, 2006 have been derived from ADVO’s unaudited interim financial statements incorporated by reference in this prospectus. The results for periods of less than a full year are not necessarily indicative of the results to be expected for any interim period, the full year or any future period. ADVO’s selected consolidated financial and operating data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ADVO” and the consolidated financial statements for ADVO and the related notes thereto incorporated by reference in this prospectus.

	Year Ended					Three-Months Ended
	September 28, 2002	September 27, 2003	September 25, 2004	September 24, 2005	September 30, 2006	December 24, 2005	December 30, 2006
	(dollars in thousands, except per share data)
Statement of Operations Data:
Revenues	$1,130,113	$1,163,113	$1,245,838	$1,385,642	$1,443,537	$358,225	$384,279
Operating income	80,203	81,642	80,978	69,098	37,893	20,648	2,132
Interest and related expenses	13,238	7,356	6,765	6,897	9,455	1,986	2,496
Income taxes	24,147	25,865	27,408	23,971	11,268	7,557	(229)
Net income	42,008	49,544	48,724	39,953	20,797	11,971	702

Earnings Per Share Data:
Basic	$1.40	$1.67	$1.61	$1.29	$0.66	$0.38	$0.02
Diluted	1.38	1.64	1.59	1.27	0.66	0.38	0.02
Dividends declared per share	—	—	0.44	0.44	0.44	0.11	—

Other Data:
Depreciation	$29,080	$33,671	$35,901	$38,359	$42,968	$9,580	$11,368
Capital expenditures	37,387	49,212	70,955	54,910	44,051	10,129	11,192

Selected Balance Sheet Data (at period end):
Cash and cash equivalents	$12,281	$17,012	$30,284	$46,238	$37,721	$37,883	$24,790
Adjusted working capital(1)	48,496	50,151	58,928	79,739	105,555	104,003	116,363
Total assets	330,109	353,481	427,409	478,730	520,638	479,777	518,134
Long-term debt	169,250	130,250	125,159	124,867	123,974	128,894	126,603
Stockholders’ equity	36,330	89,068	141,821	185,285	203,981	195,452	208,266

(1)	Adjusted working capital represents current assets, excluding cash and cash equivalents, minus current liabilities, excluding the current portion of long-term debt.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The exchange notes to be issued in the exchange offer will be exchanged for our original notes that we issued on March 2, 2007. On that date, we issued $540.0 million aggregate principal amount of 8 1/4% Senior Notes due 2015. We issued the original notes in reliance upon an exemption from the registration requirements of the Securities Act. Concurrently, the initial purchasers of the original notes resold the original notes to investors believed to be “qualified institutional buyers” in reliance upon the exemption from registration provided by Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance upon the exemption provided by Rule 903 or 904 of Regulation S of the Securities Act. In connection with the sale of the original notes, we entered into a registration rights agreement with the initial purchasers of the original notes pursuant to which we agreed to:

•

file with the SEC a registration statement under the Securities Act with respect to the issuance of the exchange notes in an exchange offer within 120 days after the date of issuance of the original notes;

•	use commercially reasonable efforts to cause that registration statement to become effective under the Securities Act within 180 days after the date of issuance of the original notes; and

•	use commercially reasonable efforts to consummate the exchange offer within 30 business days after the effective date of the registration statement.

The foregoing description of the registration rights agreement is qualified in its entirety by reference to the registration rights agreement, a copy of which has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 8, 2007 and is incorporated by reference herein.

We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of original notes, but not a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act, who exchanges original notes for exchange notes in the exchange offer generally may offer the exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acquires the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

Any holder of the original notes using the exchange offer to participate in a distribution of exchange notes cannot rely on the no-action letters referred to above. In the event that our belief regarding resale is inaccurate, if you transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws, you may incur liability under these laws. We do not assume or indemnify you against this liability. Any broker-dealer who holds original notes acquired for its own account as a result of market-making activities or other trading activities and who receives exchange notes in exchange for such original notes pursuant to the exchange offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See “Plan of Distribution.”

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of exchange notes.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

If we do not comply with the provisions described above, or if, in certain circumstances, we do not file a shelf registration statement within certain specified time periods, and in certain other circumstances, additional cash interest, or Liquidated Damages, will accrue on the affected notes. The rate of Liquidated Damages will be 0.25% per annum on the principal amount of the original notes for the first 90-day period immediately following the occurrence of the event requiring payment of Liquidated Damages, or the Registration Default, increasing by an additional 0.25% per annum, with respect to each subsequent 90-day period, up to a maximum amount of additional interest of 1.00% per annum on the principal amount of the original notes, until the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which all the notes otherwise become freely transferable by holders other than our affiliates without further registration under the Securities Act.

Terms of the Exchange Offer

Upon the terms and subject to the conditions of the exchange offer, we will accept any and all original notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date for the exchange offer. Promptly after the expiration date (unless extended as described in this prospectus), we will issue an aggregate principal amount of up to $540.0 million of exchange notes for a like principal amount of outstanding original notes tendered and accepted in connection with the exchange offer. The exchange notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the expiration date. Holders may tender some or all of their original notes in connection with the exchange offer, but only in $1,000 increments of principal amount.

The terms of the exchange notes will be identical in all material respects to the terms of the original notes, except that the exchange notes will have been registered under the Securities Act and will be issued free from any covenant regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the original notes being exchanged. As of the date of this prospectus, $540.0 million in aggregate principal amount of the original notes are outstanding.

In connection with the issuance of the original notes, we arranged for the original notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, or DTC, acting as depositary. Except as described under “Description of the Notes—Book-entry, delivery and form,” exchange notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of the Notes—Book-entry, delivery and form.”

Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Original notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which such original notes were issued, but certain registration and other rights under the registration rights agreement relating to the original notes will terminate and holders of the original notes will generally not be entitled to any registration rights under the registration rights agreement. See “—Consequences to Holders of Original Notes Not Tendering in the Exchange Offer.”

We shall be considered to have accepted validly tendered original notes if and when we have given oral (to be followed by prompt written communication) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the original notes, without expense, to the tendering holder promptly after the expiration date for the exchange offer.

Holders who tender original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of original notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and Expenses.”

Consequences to Holders of Original Notes Not Tendering in the Exchange Offer

Issuance of the exchange notes in exchange for the original notes under the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such original notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the original notes desiring to tender such original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of original notes for exchange. Original notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offer, certain registration rights under the registration rights agreement will terminate.

In the event the exchange offer is completed, we generally will not be required to register the remaining original notes, subject to limited exceptions. Remaining original notes will continue to be subject to the following restrictions on transfer:

•

the remaining original notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining original notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining original notes under the Securities Act. To the extent that original notes are tendered and accepted in connection with the exchange offer, any trading market for remaining original notes could be adversely affected. See “Risk Factors—Risks Related to the Notes and the Exchange Offer—If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid.”

Expiration Date; Extensions; Amendments

The expiration date for the exchange offer is 5:00 p.m., New York City time, on                     , 2007, unless extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

We reserve the right, in our sole discretion:

•

to delay accepting any original notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral (to be followed by prompt written communication) or written notice of the delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

If we amend the exchange offer in a manner that we consider constitutes a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the original notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders of the original notes, if the exchange offer would otherwise expire during this period.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment, or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all original notes properly tendered and will issue the exchange notes promptly after acceptance of the original notes. See “—Conditions to the Exchange Offer” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we will have given oral or written notice of our acceptance to the exchange agent.

Interest on the Exchange Notes

The exchange notes will bear interest at the rate of 8 1/4% per annum from the most recent date to which interest on the original notes has been paid or, if no interest has been paid on such original notes, from March 2, 2007. Interest will be payable semiannually in arrears on March 1 and September 1 of each year.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to exchange any exchange notes for, any original notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the original notes, if prior to the expiration date:

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

•

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

•	any law, statute, rule or regulation is proposed, adopted or enacted which in our reasonable judgment might materially impair our ability to proceed with the exchange offer; or

•	any governmental approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

If we determine in our reasonable discretion that any of the above conditions are not satisfied, we may (i) refuse to accept any original notes and return all tendered original notes to the tendering holders, (ii) extend the exchange offer and retain all original notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw those original notes (see “—Withdrawal of Tenders”) or (iii) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered original notes which have not been withdrawn.

Procedures for Tendering

Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of it, in accordance with its instructions;

•	have the signatures guaranteed if required by the letter of transmittal; and

•

mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the original notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account. To validly tender original notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Transfer Offer Program. DTC will then edit and verify the acceptance, execute a book-entry transfer of the tendered original notes into the applicable account of the exchange agent at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message stating that DTC has received an express acknowledgment from the participant in DTC tendering the original notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against the participant. A tender of original notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message or the letter of transmittal (or facsimile) with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “Exchange Agent,” prior to 5:00 p.m., New York City time, on the expiration date unless the guaranteed delivery procedures described below under “—Guaranteed Delivery Procedures” are complied with. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The tender by a holder of original notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or original notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner’s original notes, either make appropriate arrangements to register ownership of the original notes in the owners’ name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the original notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

In the event that signatures on a letter or transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by:

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor institution.”

If the letter of transmittal is signed by a person other than the registered holder of any original notes, the original notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

If the letter of transmittal or any original notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered original notes in our sole discretion. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular original notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of original notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of original notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offer,” to terminate the exchange offer.

Effect of Tendering Original Notes

By tendering original notes pursuant to the exchange offer, you will be representing to us that, among other things:

•

you have full power and authority to tender, sell, assign and transfer the original notes you are tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	you are acquiring the exchange notes in the ordinary course of your business;

•

if you are a broker-dealer, that you will receive exchange notes for your own account in exchange for original notes that were acquired as a result of market-making or other trading activities, and that you will deliver a prospectus in connection with any resale of such exchange notes (see “Plan of Distribution”);

•	you do not have an arrangement or understanding with anyone to participate in a distribution of the exchange notes; and

•	you are not our affiliate or an affiliate of any subsidiary guarantor within the meaning of Rule 405 under the Securities Act.

The tender of original notes by a holder and our acceptance thereof will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or exchange agent’s message.

Guaranteed Delivery Procedures

If you wish to tender your original notes and (i) your original notes are not immediately available, (ii) you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or (iii) you cannot complete the procedures for book-entry transfer prior to the expiration date, you may effect a tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, in substantially the same form as the notice of guaranteed delivery accompanying this prospectus, by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the original notes, if any, and the principal amount of original notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof properly completed and duly executed, with any required signature guarantee, or, in lieu thereof, an agent’s message from DTC, together with the certificate(s) representing the original notes or a confirmation of book-entry transfer of the original notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•

the properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantee, or in lieu thereof, an agent’s message from DTC, as well as the certificate(s) representing all tendered original notes in proper form for transfer or a confirmation of book-entry transfer of the original notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of original notes in connection with the exchange offer, a written or facsimile transmission notice of withdrawal, in substantially the same form as the notice of withdrawal accompanying this prospectus, must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the original notes to be withdrawn;

•	identify the original notes to be withdrawn (including the certificate number(s), if any, and principal amount of such original notes);

•

be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such original notes into the name of the person withdrawing the tender; and

•	specify the name in which any such original notes are to be registered, if different from that of the depositor.

If original notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes or otherwise comply with DTC’s procedures. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any original notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued unless the original notes withdrawn are validly re-tendered. Any original notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent addressed as follows:

By registered mail or certified mail:	By regular mail or overnight courier:	By hand:

Wells Fargo Bank, N.A MAC - N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Wells Fargo Bank, N.A. MAC - N9303-121 Corporate Trust Operations Sixth Street & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Northstar East Building -12th floor Corporate Trust Services 608 Second Avenue South Minneapolis, MN 55402

By facsimile (eligible institutions only): (612) 667-4927

Telephone Inquiries: (800) 344-5128

Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal. Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or overnight delivery service.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and certain accounting and legal fees.

Holders who tender their original notes for exchange will not be obligated to pay transfer taxes. If, however:

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes tendered;

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer;

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of certain of our outstanding indebtedness. To the extent this summary contains descriptions of our senior secured credit facility, and the notes, our 2009 Secured Notes and our 2033 Secured Notes and the respective indentures governing them, the descriptions do not purport to be complete and are qualified in their entirety by reference to those and related documents, copies of which we will provide to you upon request.

Our Senior Secured Credit Facility

General

On March 2, 2007, we entered into a senior secured credit facility with Bear Stearns Corporate Lending Inc., as Administrative Agent, and a syndicate of lenders jointly arranged by Bear, Stearns & Co. Inc. and Banc of America Securities LLC. Our senior secured credit facility consists of the following:

•

a five-year revolving line of credit in an aggregate principal amount of $120.0 million, including $35.0 million available in Euros, British Pounds Sterling, Mexican Pesos or Canadian Dollars, $40.0 million available for letters of credit and a $20 million swingline loan subfacility, or the revolving line of credit;

•

a seven-year term loan B in an aggregate principal amount equal to $590.0 million, with principal repayable in quarterly installments, at a rate of 1.0% per year until the seventh anniversary of the closing date of the term loan B, or the term loan B;

•

a seven-year amortizing delayed draw term loan in an aggregate principal amount equal to $160.0 million, with principal repayable in quarterly installments at a rate of 1.0% per year during the first six years of the delayed draw term loan, with the remaining balance thereafter to be repaid in full on the seventh anniversary of the closing date of the delayed draw term loan at which time the remaining balance will be payable in full, or the delayed draw term loan; and

•

an incremental facility pursuant to which, prior to the maturity of the senior secured credit facility, we may incur additional indebtedness under our senior secured credit facility in an additional amount up to $150.0 million under either the revolving line of credit or the term loan B or a combination thereof, or the incremental facility. The obligations under the incremental facility will constitute secured obligations under our senior secured credit facility.

All borrowings under our senior secured credit facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties. As of March 31, 2007, we had $590.0 million outstanding under the term loan B portion of our senior secured credit facility and no borrowings under the revolving line of credit portion of our senior secured credit facility. In addition, $108.6 million was available to be drawn under the revolving line of credit after giving effect to certain outstanding letters of credit. The delayed draw term loan is available until June 2008 to refinance all of our 2033 Secured Notes, including in the event the holders of our 2033 Secured Notes exercise their put rights in May 2008. Drawings under the delayed draw term loan are subject to the requirement that the proceeds of such drawings be used to repay certain of our existing indebtedness. The terms of the incremental facility will be substantially similar to the terms of our senior secured credit facility, except with respect to the pricing of the incremental facility, which could be higher than that for the revolving line of credit and the term loan B. The proceeds of the incremental facility may be used for general corporate purposes.

Interest and Fees

Borrowings under our senior secured credit facility bear interest, at our option, at either the base rate (defined as the higher of the prime rate announced by the commercial bank selected by the administrative agent to the facility or the federal funds effective rate plus 0.5%), or at a Eurodollar rate (as defined in the credit agreement), in each case, plus an applicable margin. After the delivery of financial statements and compliance certificates for two consecutive fiscal quarters following the closing of the ADVO acquisition, the applicable margins for the revolving line of credit may be subject to adjustment based upon the ratio of our secured debt to our consolidated adjusted EBITDA (as defined in the credit agreement) being within certain defined ranges.

Guarantees and Security

Our senior secured credit facility is guaranteed by substantially all of our existing and future domestic restricted subsidiaries pursuant to a Guarantee, Security and Collateral Agency Agreement, dated as of March 2, 2007. In addition, our obligations under our senior secured credit facility and the guarantee obligations of the subsidiary guarantors are secured by first priority liens on substantially all of our and our subsidiary guarantors’ present and future assets and by a pledge of all of the equity interests in our subsidiary guarantors and 65% of the capital stock of our existing and future restricted foreign subsidiaries. Our obligations under our senior secured credit facility will be senior to the notes to the extent of the assets securing our senior secured credit facility obligations.

Prepayments

Subject to customary notice and minimum amount conditions, we are permitted to make voluntary prepayments without payment of premium or penalty. With certain exceptions, we are required to make mandatory prepayments on the term loans in certain circumstances, including, without limitation, 100% of the aggregate net cash proceeds from any debt offering, asset sale or insurance and/or condemnation recovery (to the extent not otherwise used for reinvestment in our business or related business) and up to 50% (with the exact percentage to be determined based upon our consolidated secured leverage ratio as defined in our credit agreement) of our excess cash flow. Such mandatory prepayments will first be applied ratably to the principal installments of the term loans and second, to the prepayment of any outstanding revolving or swing-line loans, without an automatic reduction of the amount of the revolving line of credit.

Covenants

Subject to customary and otherwise agreed upon exceptions, our senior secured credit facility contains affirmative and negative covenants, including, but not limited to,

•	the payment of other obligations;

•	the maintenance of organizational existences, including, but not limited to, maintaining our property and insurance;

•	compliance with all material contractual obligations and requirements of law;

•	limitations on the incurrence of indebtedness;

•	limitations on creation and existence of liens;

•	limitations on certain fundamental changes to our corporate structure and nature of our business, including mergers;

•	limitations on asset sales;

•	limitations on restricted payments;

•	limitations on capital expenditures;

•	limitations on any investments, provided that certain “permitted acquisitions” and strategic investments are allowed;

•	limitations on optional prepayments and modifications of certain debt instruments;

•	limitations on modifications to material agreements;

•	limitations on transactions with affiliates;

•	limitations on entering into certain swap agreements;

•	limitations on negative pledge clauses or clauses restricting subsidiary distributions;

•	limitations on sale-leaseback and other lease transactions; and

•	limitations on changes to our fiscal year.

Our senior secured credit facility also requires us to comply with a maximum senior secured leverage ratio, as defined in the credit agreement (generally, the ratio of our consolidated senior secured indebtedness to consolidated EBITDA for the most recent four quarters) ranging from 4.25 to 1.00 to 3.50 to 1.00 (depending on the applicable period), and a minimum consolidated interest coverage ratio, as defined in the credit agreement (generally, the ratio of our consolidated EBITDA for such period to consolidated interest expense for such period) ranging from 1.60 to 1.00 to 2.00 to 1.00 (depending on the applicable period).

In addition, we are required to give notice to the administrative agent and the lenders under the credit agreement of defaults under our senior secured credit facility documentation and other material events, make any new wholly-owned restricted domestic subsidiary a subsidiary guarantor and pledge substantially all after-acquired property as collateral to secure our and our subsidiary guarantors’ obligations in respect of our senior secured credit facility.

Events of Default

Our senior secured credit facility contains customary events of default, including upon a change of control, which change of control may be more restrictive than the change of control provision of the notes. If such an event of default occurs, the lenders under our senior secured credit facility would be entitled to take various actions, including in certain circumstances increasing the effective interest rate and the acceleration of amounts due under our senior secured credit facility.

6  5/8% Senior Notes due 2009

In January 1999, we issued $100.0 million aggregate principal amount of our 2009 Secured Notes in a private placement transaction. We pay interest on our 2009 Secured Notes on January 15 and July 15 of each year until maturity of the notes.

Upon consummation of the Transactions, our 2009 Secured Notes became secured on an equal and ratable basis with the indebtedness under our senior secured credit facility to the extent required by the indenture governing our 2009 Secured Notes. Our 2009 Secured Notes are effectively senior to the notes to the extent of the value of the assets that secure our 2009 Secured Notes.

We may redeem all or any of our 2009 Secured Notes at any time at a price equal to the greater of (i) 100% of the principal amount of the 2009 Secured Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments discounted to the redemption date on a semiannual basis at the Treasury Rate plus 50 basis points, plus any accrued and unpaid interest to the applicable redemption date. There are no mandatory redemption provisions.

1  5/8% Senior Convertible Notes due 2033

In May 2003, we issued $239,794,000 aggregate principal amount of our 2033 Secured Notes in a private placement transaction at an issue price of $667.24 per note, resulting in gross proceeds to us of $160.0 million. The holders of our 2033 Secured Notes receive cash interest payments of 1 5/8% per year on the original discounted amount, payable on November 22 and May 22 of each year through May 2008. Original issue discount accrues on each 2033 Note, so long as it remains outstanding, at 5/8% per annum beginning May 22, 2008, on a semi-annual bond equivalent basis.

Upon consummation of the Transactions, our 2033 Secured Notes became secured on an equal and ratable basis with the indebtedness under our senior secured credit facility to the extent required by the indenture governing our 2033 Secured Notes. Our 2033 Secured Notes are effectively senior to the notes to the extent of the value of the assets that secure our 2033 Secured Notes.

The holders of our 2033 Secured Notes may require us to purchase all or a portion of their notes with cash on May 22, 2008, May 22, 2013, May 22, 2018, May 22, 2023 and May 22, 2028 at a price of $667.24, $723.48, $784.46, $850.58 and $922.27 per $1,000 principal amount at maturity, respectively.

If a change of control occurs, each holder of our 2033 Secured Notes may require us to repurchase all or a portion of such holder’s notes at their accreted value plus accrued and unpaid interest. We may redeem for cash all or a portion of our 2033 Secured Notes at their accreted value plus accrued and unpaid interest at any time on or after May 22, 2008.

Our 2033 Secured Notes are convertible by their holders when (i) a market price trigger (as defined below) occurs, (ii) there is a credit rating assigned to the Notes by Moody’s Investor Service, Inc. of Ba3 or lower or BB- or lower by Standard & Poor’s Rating Group, or (iii) in respect of a 2033 senior convertible note, we or the holder of that note has exercised redemption rights related to that note. A market price trigger occurs (a) the first time that the closing sales price per share of our common stock for at least 20 trading days in any period of 30 consecutive trading days exceeds 120% of the accreted conversion price per share of common stock or (b) the first time that the average trading prices for the 2033 Secured Notes over a 10 consecutive trading day period is less than 105% of the product of the closing per share sale price of our common stock times the number of shares of our common stock issuable per 2033 Note upon conversion during such 10 day period. The accreted conversion price as of any day is equal to the issue price of a 2033 Note plus the accrued original issue discount to that day divided by the number of shares issuable upon conversion of that note. Our 2033 Secured Notes are convertible at a base rate of 15.1627 shares plus an incremental share factor of up to 9.8556. The incremental shares begin to accrue when the stock price at the time of the conversion is greater than the base conversion price and the number of incremental shares is based upon the incremental share factor and our common stock price at the time of the conversion. On May 22, 2008, the total conversion rate (base rate plus incremental shares) is fixed based upon our common stock price as of that date.

On February 14, 2007, in contemplation of financing in connection with the proposed acquisition of ADVO, Moody’s lowered the rating of our 2033 Secured Notes to Ba2 with a stable outlook. Similarly, S&P lowered the rating on our 2033 Secured Notes to BB- with negative implications on CreditWatch pending the closing of the financing. Both rating agencies rated the 2033 Secured Notes slightly higher than our general rating to reflect the anticipated security interest that holders of our 2033 Secured Notes received upon the closing of the ADVO acquisition. Pursuant to the indenture covering the 2033 Secured Notes, the rating by S&P triggered the right of the holders of the 2033 Secured Notes to convert these notes. However, the conversion price is out-of-the-money. Lower debt ratings may increase our cost of borrowing as well as adversely affect our access to the capital markets.

All of our indentures governing our 2009 Secured Notes, 2033 Secured Notes and the notes contain cross-default provisions which become applicable if we default under any mortgage, indebtedness or instrument for money borrowed by us and the default results in the acceleration of such indebtedness in excess of $25.0 million. Our credit agreement contains a cross-default provision which becomes applicable if we default under any mortgage, indebtedness or instrument for money borrowed by us in excess of $25.0 million.

Other Indebtedness

On April 4, 2007, we entered into a forward dated $300 million LIBOR swap contract. The swap contract serves to convert a portion of our senior secured credit facility term loan B variable rate of interest to a fixed rate of interest.

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Company” refers only to Valassis Communications, Inc. and not to any of its subsidiaries.

The Company issued the original notes, and will issue the exchange notes, as a single series of securities under an Indenture (the “Indenture”), dated as of March 2, 2007, by and among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as Trustee. The form and terms of the exchange notes are substantially identical in all material respects to the form and terms of the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not be subject to certain transfer restrictions, will bear a different CUSIP number from the original notes and will not entitle their holders to registration rights or rights to additional interest. Unless specifically stated to the contrary, the following description applies equally to the exchange notes and the original notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

The following description is a summary of the material provisions of the Indenture, but does not purport to be complete and is qualified by reference to the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes (the “Holders”). The Indenture has been filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2007 and is available as described under “Where You Can Find More Information.”

Brief Description of the Notes and the Guarantees

The notes are:

•	general, unsecured senior obligations of the Company;

•	equal in right of payment with all existing and future unsecured senior indebtedness of the Company;

•	senior in right of payment to all existing and future indebtedness of the Company that is, by its terms, expressly subordinated in right of payment to the notes;

•	effectively subordinated to all existing and future secured indebtedness of the Company to the extent of the value of the assets securing such Indebtedness; and

•	structurally subordinated to all liabilities, including trade payables and preferred stock, of each Subsidiary of the Company that is not a Guarantor of the notes.

The notes are guaranteed by substantially all of the Company’s existing and future domestic Restricted Subsidiaries. Each Guarantee of the notes by a Guarantor is:

•	a general, unsecured senior obligation of such Guarantor;

•	equal in right of payment with all existing and future senior indebtedness of such Guarantor;

•	senior in right of payment to all existing and future indebtedness of such Guarantor that is, by its terms, expressly subordinated in right of payment to such Guarantee; and

•	effectively subordinated to all existing and future secured indebtedness of such Guarantor to the extent of the value of the assets securing such indebtedness.

As of March 31, 2007, the Company and the Guarantors had total indebtedness of approximately $1,389.9 million, of which approximately $850.0 million was secured indebtedness, and we had approximately $268.6 million of additional borrowings available as additional secured indebtedness under the New Credit Agreement (including $160.0 million that may be drawn until June 2008 to refinance certain of the Existing

Valassis Notes). In addition, under certain circumstances, we have the ability to increase the borrowings available under the New Credit Agreement by up to $150.0 million. As indicated above, payments on the notes and under the Guarantees are effectively subordinated to the payment of all existing and future secured indebtedness of the Company and the Guarantors to the extent of the value of the assets securing such indebtedness.

As of March 31, 2007, all of our Subsidiaries are Restricted Subsidiaries. Subject to certain limitations, we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture and are not required to guarantee the notes. The notes are structurally subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company’s current and future Subsidiaries that are not Guarantors.

Principal, Maturity and Interest

The notes are unlimited in aggregate principal amount. On March 2, 2007, the Company issued $540.0 million in aggregate principal amount of the original notes. The Company may issue Additional Notes under the Indenture from time to time, subject to all of the covenants in the Indenture, including the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.” The notes and any Additional Notes subsequently issued under the Indenture will, except as otherwise provided in the Indenture, be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any original notes that remain outstanding after the completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture.

The notes will mature on March 1, 2015. Interest on the notes will accrue at a rate of 8 1/4% per annum and will be payable semi-annually in arrears in cash on March 1 and September 1 of each year, commencing on September 1, 2007, to the Holders of record of the notes at the close of business on the February 15 and August 15 immediately preceding the applicable interest payment date.

The Company will issue the notes in fully registered form in denominations of $1,000 and integral multiples thereof. Interest on overdue principal will accrue at a rate that is 1% per annum higher than the then applicable interest rate on the notes. The Company will pay interest on overdue installments of interest and Liquidated Damages, if any, at such higher rate to the extent lawful. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company or any of its Subsidiaries may at any time and from time to time purchase notes in the open market or otherwise.

Paying Agent and Registrar for the Notes

The Trustee will initially act as Paying Agent and Registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent and Registrar without notice to Holders of the notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Methods of Receiving Payments on the Notes

The Company will pay principal, interest, premium, if any, and Liquidated Damages, if any, on the notes at the Trustee’s corporate office. At the Company’s option, interest and Liquidated Damages may be paid at the Trustee’s corporate trust office or by check mailed to the registered addresses of Holders.

Guarantees

The Guarantors fully and unconditionally guarantee, jointly and severally, the Company’s obligations under the Indenture and the notes on a senior unsecured basis. The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.”

Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Restricted Subsidiary of the Company that is a Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation and Sale of Assets.” In the event all of the Capital Stock of a Guarantor is sold by the Company and the sale complies with the provisions set forth in “—Repurchase at the Option of Holders—Asset Sales,” such Guarantor’s Guarantee will be released. In addition, if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture, the Guarantee of such Guarantor will be released.

Optional Redemption

At any time, or from time to time, prior to March 1, 2011, the Company may, at its option, redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, but not including, the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption shall be delivered to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

At any time, or from time to time, on or prior to March 1, 2010, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the notes issued under the Indenture (including any Additional Notes issued under the Indenture) at a redemption price equal to 108.25% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to, but not including, the date of redemption; provided that:

(1) at least 65% of the principal amount of notes issued under the Indenture on the Issue Date (other than notes held, directly or indirectly, by the Company or its Subsidiaries) remains outstanding immediately after any such redemption; and

(2) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

“Equity Offering” means any public or private sale of Qualified Capital Stock of the Company, other than (i) public offerings with respect to common stock of the Company registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Company.

Notice of any redemption using the proceeds of an Equity Offering may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

At any time, or from time to time, on or after March 1, 2011, the Company may redeem the notes at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 1 of the years set forth below:

Year	Percentage
2011	104.125%
2012	102.063%
2013 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed to, but not including, the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.

Mandatory Redemption

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, the Company must deliver a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption with respect to all of the notes has been given pursuant to the Indenture as described under “—Optional Redemption.”

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

The New Credit Agreement provides that certain change of control events with respect to the Company would constitute a default thereunder. A default under the New Credit Agreement would result in a default under the Indenture if the lenders accelerate the indebtedness under the New Credit Agreement. Any future credit agreements or other agreements relating to senior indebtedness to which the Company becomes a party may contain similar restrictions and provisions. If a Change of Control occurs at a time when the Company is prohibited from purchasing the notes under the New Credit Agreement, the Company will be obligated to seek the consent of the lenders under the New Credit Agreement to make and consummate a Change of Control Offer or refinance the indebtedness under the New Credit Agreement. If the Company does not obtain such consent or refinance such indebtedness, the Company will remain prohibited from making and consummating a Change of Control Offer. In such case, the Company’s failure to make and consummate a Change of Control Offer would constitute an event of default under the Indenture, which would, in turn, constitute a default under the New Credit Agreement.

The definition of “Change of Control” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole. The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Accordingly, the obligation of the Company to make the Change of Control Offer and the ability of the Holders to require the Company to make and consummate a Change of Control Offer as a result of a sale, lease transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries to another Person or group may be uncertain.

Change of control is defined differently under the Indenture and the New Credit Agreement. A transaction that constitutes a change of control under the New Credit Agreement would not necessarily constitute a Change of Control under the Indenture.

Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder’s right to redemption upon a Change of Control. The Change of Control provisions of the Indenture and restrictions in the Indenture described herein regarding the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management or Board of Directors of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. In addition, such provisions and restrictions may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management or Board of Directors of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

The indenture governing the Company’s Senior Convertible Notes due May 2033 also requires the Company to offer to repurchase such notes upon a change of control.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Replacement Assets and is received at the time of such disposition; provided that for purposes of this provision, each of the following shall be deemed to be cash: (a) the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any Guarantee of a Guarantor) that are assumed by the transferee of any such assets and (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary within 120 days into cash or Cash Equivalents, to the extent of the cash received in that conversion; and

(3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof (provided that if the Company or such Restricted Subsidiary, as the case may be, has entered into a binding commitment to so apply such Net Cash Proceeds, the transaction contemplated by such binding commitment must be consummated within the later of such 365 day period and 90 days from the date of the execution of such agreement) either

(a) to repay the Existing Valassis Notes or to permanently reduce Indebtedness under one or more of the Credit Facilities, and if such Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto (provided that such commitments shall not be required to be reduced below $100.0 million);

(b) to make an investment in properties or assets (including an acquisition of Capital Stock of another Person that as a result of such investment becomes a Restricted Subsidiary of the Company and executes a supplemental indenture in which such Person agrees to be bound by the terms of the Indenture) that replace the properties and assets that were the subject of such Asset Sale or in properties, assets or capital expenditures (including an acquisition of Capital Stock of another Person that as a result of such investment becomes a Restricted Subsidiary of the Company and executes a supplemental indenture in which such Person agrees to be bound by the terms of the Indenture) that will be used in a Permitted Business (“Replacement Assets”); and/or

(c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce borrowings under one or more of the Credit Facilities. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and/or (3)(c) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and/or (3)(c) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis, that amount of notes (and Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $30.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $30.0 million, shall be applied as required pursuant to this paragraph).

Each Net Proceeds Offer will be delivered to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender notes and holders of Pari Passu Indebtedness properly tender such Pari Passu Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered notes and Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate amounts of notes and Pari Passu Indebtedness tendered (and the Trustee shall select the tendered notes of tendering Holders on a pro rata basis based on the amount of notes tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

Selection and Notice

In the event that the Company chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the Trustee either:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

(2) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notice of redemption will be delivered at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, then the notice of redemption that relates to such note must state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture:

Limitation on Incurrence of Additional Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, the Debt to Cash Flow Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available would have been no greater than (i) 5.5 to 1.0 for Indebtedness incurred on or before March 1, 2009 or (ii) 5.0 to 1.0 for Indebtedness incurred thereafter.

The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the notes or the applicable Guarantee, as the case may be, to the same or greater extent and in the same or greater manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitation on Restricted Payments

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, except a payment, purchase, defeasance, redemption, prepayment or decrease within one year of final maturity thereof; or

(4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”);

if at the time of such Restricted Payment or immediately after giving effect thereto,

(i) a Default or an Event of Default shall have occurred and be continuing; or

(ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of

(w) 100% of the Consolidated Cash Flow of the Company from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the “Reference Date”) less the product of 1.4 times the Company’s Consolidated Interest Expense for the same period (treating such period as a single accounting period); plus

(x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

(y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to the Issue Date and on or prior to the Reference Date (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from an Equity Offering to the extent used to redeem the notes in compliance with the provisions set forth under “—Optional Redemption”); plus

(z) without duplication, the sum of:

(1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

(2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

(3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of such Subsidiary;

provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend within 90 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2) if no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3) if no Default or Event of Default shall have occurred and be continuing, the purchase, defeasance, redemption, prepayment, decrease, acquisition or retirement of any Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

(4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from officers, directors and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the Board of Directors of the Company in an aggregate amount not to exceed $2.0 million in any calendar year;

(5) repurchases of Capital Stock of the Company deemed to occur upon (i) the exercise of stock options or warrants or (ii) the grant, award, vesting or distribution to employees of Capital Stock, in each case, if such Capital Stock represents all or a portion of the exercise price thereof or payroll tax payment with respect thereto;

(6) payments or distributions to stockholders of the Company pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the covenant described under “—Merger, Consolidation and Sale of Assets;”

(7) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions requiring the Company or any Restricted Subsidiary to offer to purchase, redeem, defease or otherwise acquire or retire for value such Subordinated Indebtedness upon the occurrence of a “change of control” as defined in the agreements or instruments governing such Subordinated Indebtedness; provided, however, that the Company shall have made a Change of Control Offer and have purchased all notes tendered in connection with such Change of Control Offer;

(8) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; and

(9) other Restricted Payments in an aggregate amount not to exceed $50.0 million after the Issue Date.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this covenant, amounts expended pursuant to clauses (2), (3), (4), (5), (6), (8) and (9) above shall be excluded in such calculation. The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except in each case of clauses (1), (2) and (3), for such encumbrances or restrictions existing under or by reason of

(a) applicable law;

(b) the Indenture;

(c) customary non assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

(d) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(e) encumbrances on property that exist at the time the property was acquired by the Company or a Restricted Subsidiary;

(f) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(g) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(h) any Credit Facility; provided that the dividend and other repayment restrictions contained therein are not materially more restrictive, taken as a whole, than those contained in the New Credit Agreement, as determined by the Board of Directors of the Company in its reasonable good faith judgment;

(i) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(j) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

(k) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; and

(l) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (e), (f), (g) and (i) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are, on the whole, no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (e), (f), (g) and (i).

Limitation on Preferred Stock of Restricted Subsidiaries

The Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

Limitation on Liens

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(1) in the case of Liens securing Subordinated Indebtedness, the notes or the Guarantee of such Guarantor, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the notes or the Guarantee of such Guarantor, as the case may be, are equally and ratably secured,

except for:

(a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(b) Liens securing borrowings under one or more of the Credit Facilities incurred pursuant to clause (2) of the definition of “Permitted Indebtedness”;

(c) Liens securing the notes and the Guarantees;

(d) Liens in favor of the Company or a Restricted Subsidiary of the Company that is a Guarantor on assets of any Restricted Subsidiary of the Company;

(e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(f) Liens required to be granted pursuant to the indentures governing the Existing Valassis Notes, which Liens are granted within the time periods provided in the New Credit Agreement or agreements related thereto;

(g) Liens on assets transferred to a Securitization Entity or an asset of a Securitization Entity, in either case, incurred in connection with a Permitted Securitization Transaction; and

(h) Permitted Liens.

Merger, Consolidation and Sale of Assets

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”);

(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest and Liquidated Damages, if any, on all of the notes and the performance of every covenant of the notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the “—Limitation on Incurrence of Additional Indebtedness” covenant;

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Notwithstanding the foregoing clauses (1), (2) and (3), the Company may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Company in another jurisdiction.

The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the notes with the same effect as if such surviving entity had been named as such.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of “—Repurchase at the Option of Holders—Asset Sales”) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant.

Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Restricted Subsidiary of the Company that is a Guarantor need only comply with clause (4) of the first paragraph of this covenant.

This “Merger, Consolidation and Sale of Assets” covenant will not apply to the Company’s acquisition of ADVO, Inc. on the Issue Date.

Limitations on Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of

$10.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $35.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

The restrictions set forth in this covenant shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the Indenture;

(3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4) transactions effected as part of a Permitted Securitization Transaction; and

(5) Restricted Payments permitted by the Indenture.

Additional Subsidiary Guarantees

If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Restricted Subsidiary (other than an Immaterial Subsidiary) that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Domestic Restricted Subsidiary (other than an Immaterial Subsidiary), then such Domestic Restricted Subsidiary shall:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the notes and the Indenture on the terms set forth in the Indenture; and

(2) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary. Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

Conduct of Business

The Company and its Restricted Subsidiaries will not engage in any businesses other than a Permitted Business.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports to Holders

The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Company will furnish to the Holders (including by posting on the Company’s website within one business day) or cause the Trustee to furnish to the Holders:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company’s certified independent accounts; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations (including any grace periods or extensions permitted by the Commission).

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries account for more than 5% of the total assets of the Company and its Subsidiaries on a consolidated basis, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company will, for so long as any notes remain outstanding, at any time it is not required to file such information and reports with the Commission, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “—Events of Defaults” until 120 days after the date any report hereunder is due.

Termination of Certain Covenants if the Notes are Rated Investment Grade

If on any date following the Issue Date (i) the notes issued under the Indenture are rated Investment Grade and (ii) no Default or Event of Default has occurred and is continuing under the Indenture, then, commencing on such date and at all times thereafter regardless of any subsequent change in the rating of the notes, the Company and its Restricted Subsidiaries will no longer be subject to the following provisions of the Indenture (and the Company shall provide notice to the Trustee thereof):

(1) “—Repurchase at the Option of Holders—Asset Sales;”

(2) “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness;”

(3) “—Certain Covenants—Limitation on Restricted Payments;”

(4) “—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(5) “—Certain Covenants—Limitation on Preferred Stock of Restricted Subsidiaries;”

(6) clause (2) of the first paragraph of “—Certain Covenants —Merger, Consolidation and Sale of Assets;” and

(7) “—Certain Covenants—Limitations on Transactions with Affiliates.”

There can be no assurance that the notes will ever be rated Investment Grade or that any such rating will be maintained.

Events of Default

The following events are defined in the Indenture as “Events of Default”:

(1) the failure to pay interest on, or Liquidated Damages with respect to, any notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal or premium, if any, on any notes, when such principal or premium becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the “Merger, Consolidation and Sale of Assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $25.0 million or more at any time; provided that any default or event of default with respect to the ADVO Notes during the period from the Issue Date until the 45th day after the Issue Date shall not give rise to an Event of Default pursuant to this clause (4);

(5) one or more judgments (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) in an aggregate amount in excess of $25.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(6) certain events of bankruptcy described in the Indenture affecting the Company or any of its Significant Subsidiaries;

(7) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture); or

(8) any of the ADVO Notes are outstanding on the 45th day after the Issue Date or at any time thereafter.

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding notes may declare the principal of, and accrued and unpaid interest and Liquidated Damages, if any, on all the notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of and accrued and unpaid interest and Liquidated Damages, if any, on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture will provide that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest or Liquidated Damages, if any, that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest, overdue principal and Liquidated Damages, if any, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest or Liquidated Damages on any notes.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, the Company is required to provide an officers’ certificate to the Trustee within five (5) business days upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, member, incorporator or stockholder of the Company or any Subsidiary of the Company (other than the Company or a Guarantor in its capacity as a stockholder of a Subsidiary of the Company), as such, will have any liability for any obligations of the Company or the Guarantors under the notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or any reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on the notes when such payments are due;

(2) the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non payment, bankruptcy, receivership, reorganization and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Event of Default pursuant to paragraph (6) under “—Events of Default” shall have occurred and be continuing on the date of such deposit or during the 91-day period thereafter;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7) the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) the Company shall have delivered to the Trustee an opinion of counsel to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes when

(1) either:

(a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Liquidated Damages, if any, on the notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid all other sums payable under the Indenture by the Company; and

(3) the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not adversely affect the rights of any of the Holders in any material respect. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may

(1) reduce the amount of notes whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest and Liquidated Damages, on any notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

(4) make any notes payable in money other than that stated in the notes;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, interest and Liquidated Damages, if any, on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of notes to waive Defaults or Events of Default;

(6) after the Company’s obligation to purchase notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7) modify or change any provision of the Indenture or the related definitions affecting the ranking of the notes or any Guarantee in a manner which adversely affects the Holders; or

(8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Governing Law

The Indenture provides that it, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

Except as set forth below, the exchange notes will be issued in the form of one global certificate (the “Global Notes”). The global exchange note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC also has advised the Company that it was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

To facilitate subsequent transfers, all Global Notes representing the notes which are deposited with, or on behalf of, DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Global Notes with, or on behalf of, DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Notes representing the notes. DTC’s records reflect only the identity of the Participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule l44A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for its accuracy. Neither we nor the Trustee will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

(1) the accuracy of the records of DTC, its nominee or any participant, any ownership interest in the notes, or

(2) any payments to, or the providing of notice, to participants or beneficial owners.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 120 days after the date of such notice; or

(2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and any original notes not exchanged pursuant to the exchange offer will bear the applicable Securities Act restrictive legend, unless that legend is not required by applicable law.

Same Day Settlement and Payment

The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in The PORTALSM Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registered Exchange Offer; Registration Rights

We are filing the exchange offer registration statement to comply with our obligation to register the issuance of the exchange notes pursuant to the registration rights agreement which we entered into with the initial purchasers of the original notes. See “The Exchange Offer.”

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“ADVO Notes” means (i) the 5.71% Series A Senior Guaranteed Secured Notes due 2013 originally issued by ADVO, Inc. and (ii) the Floating Rate Series B Senior Guaranteed Secured Notes due 2013 originally issued by ADVO, Inc.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Applicable Premium” means, with respect to a note on any redemption date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value on such redemption date of (1) the redemption price of such note on March 1, 2011 (such redemption price being set forth in the table under

“—Optional Redemption”), plus (2) all required remaining scheduled interest payments due on such note through March 1, 2011 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (B) the principal amount of the note, if greater.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under “Merger, Consolidation and Sale of Assets;” (c) any Restricted Payment permitted by the “Limitation on Restricted Payments” covenants or that constitutes a Permitted Investment; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (e) disposals or replacements of obsolete or worn out equipment; (f) the sale of inventory in the ordinary course of business; and (g) sales of accounts receivable, chattel paper and related assets of the type described in the definition of “Permitted Securitization Transaction” to a Securitization Entity for the Fair Market Value thereof and transfers of accounts receivable, chattel paper and related assets of the type described in the definition of “Permitted Securitization Transaction” (or a fractional undivided interest therein) by a Securitization Entity in a Permitted Securitization Transaction.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” means

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6) securities that have stated maturities beyond three months but are priced and traded as short-term investments due to the liquidity provided through the interest rate reset mechanism of 7 to 35 days; and

(7) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture), other than to the Company or a Wholly Owned Restricted Subsidiary of the Company;

(2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

(3) any Person or Group, other than the Company or a Restricted Subsidiary of the Company, becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4) the replacement of a majority of the Board of Directors of the Company over a two year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Cash Flow” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby,

(a) all income taxes of such Person and its Restricted Subsidiaries, paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

(b) Consolidated Interest Expense; and

(c) Consolidated Non-cash Charges less any non cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

In addition to the foregoing, Consolidated Cash Flow shall be calculated to exclude any unrealized gains or losses from risk management activities of any Person and its Restricted Subsidiaries as set forth on such Person’s consolidated financial statements.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; (d) the interest portion of any deferred payment obligation; and (e) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries (whether or not such guarantee is called upon); and

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom

(1) after tax gains or losses from Asset Sales (without regard to the $5.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

(2) after tax items classified as extraordinary or nonrecurring gains or losses;

(3) the net income of any Person accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

(4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

(6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

(8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks, other institutional lenders, financial institutions or debt investors providing for revolving credit loans, term loans, bridge loans, debt securities or one or more indentures or similar agreements, including any related bonds, notes, debentures, guarantees, collateral documents, instruments and agreements executed in connection therewith (including, without limitation, the New Credit Agreement), in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, whether or not with the same party (including, without limitation, by means of sales of debt securities to institutional investors) in whole or in part from time to time; provided that Credit Facilities shall not include any Indebtedness existing on the Issue Date other than Indebtedness under the New Credit Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Debt to Cash Flow Ratio” means, with respect to any Person as any date of determination, the ratio of (a) the consolidated Indebtedness of such Person and its Restricted Subsidiaries as of such date to (b) the Consolidated Cash Flow of such Person during the four most recent full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Debt to Cash Flow Ratio for which internal financial statements are available (the “Transaction Date”). In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow” and “Indebtedness” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated Cash Flow attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its

Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC, except that such pro forma calculations may include operating expense reductions for such period resulting from the Asset Acquisition which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within twelve months following any such Asset Acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of the Company of any closing) of any facility, as applicable; provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the Indenture.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Existing Valassis Notes” means (i) the 6 5/8% Senior Notes due 2009 issued by the Company on January 12, 1999; and (ii) the Senior Convertible Notes due 2033 issued by the Company on May 22, 2003, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, whether or not with the same party in whole or in part from time to time.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary other than a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantee” means a guarantee of the notes by a Guarantor.

“Guarantor” means (1) each of the Company’s Subsidiaries that is a Domestic Restricted Subsidiary and a guarantor under the New Credit Agreement as of the Issue Date and (2) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

“Immaterial Subsidiary” means, as of any date of determination, any Domestic Restricted Subsidiary that (a) together with its Subsidiaries on a consolidated basis during the twelve (12) months preceding such date of determination accounts for (or which may be attributed) $1,250,000 or less of the Consolidated Cash Flow or assets (determined on a consolidated basis) of the Company and its Subsidiaries or (b) is otherwise not necessary for the ongoing business operations of the Company and its Subsidiaries taken as a whole; provided that at no time should all of the Domestic Restricted Subsidiaries that qualify as Immaterial Subsidiaries based on the foregoing parameters account (on a consolidated basis) for more than $10,000,000 of the Consolidated Cash Flow or assets (determined on a consolidated basis) of the Company and its Subsidiaries.

“Indebtedness” means with respect to any Person, without duplication,

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

(8) all Obligations under currency agreements and interest swap agreements of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Independent Financial Advisor” means a firm (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of. Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investment Grade” means, with respect to a debt rating of the notes, a rating of Baa3 or higher by Moody’s together with a rating of BBB- or higher by S&P or, in the event S&P or Moody’s or both shall cease rating the notes (for reasons outside the control of the Company) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Issue Date” means the date of original issuance of the notes.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Liquidated Damages” means all Liquidated Damages then owing pursuant to the Registration Rights Agreement.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“New Credit Agreement” means that certain Credit Agreement, dated as of March 2, 2007, by and among Valassis Communications, Inc., as borrower, the guarantors party thereto, Bank of America, N.A., as syndication agent, Bear Stearns Corporate Lending Inc., as administrative agent and collateral agent, and the other lenders party thereto.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the notes or the Guarantee of such Guarantor, as applicable.

“Permitted Business” means the lines of business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any business reasonably related, complimentary or ancillary thereto, including reasonably related extensions or expansions thereof.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the notes or the Exchange Notes in an aggregate principal amount not to exceed $540.0 million and the Guarantees thereof;

(2) Indebtedness incurred pursuant to the Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of

(x) $1.25 billion, less:

(a) the amount of all payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from Asset Sales pursuant to the covenant described under the caption “Repurchase at the Option of Holders—Asset Sales”; and

(b) reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder; and

(y) the product of 3.5 times the Consolidated Cash Flow of the Company during the four most recent full fiscal quarters ending prior to the date of the incurrence of such Indebtedness for which internal financial statements are available;

(3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

(4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on its outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company that is a Guarantor for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company that is a Guarantor or the holder of a Lien permitted under the Indenture, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company that is a Guarantor or the holder of a Lien permitted under the Indenture; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company that is a Guarantor or the holder of a Lien permitted under the Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the holder of a Lien permitted under the Indenture, in each case subject to no Lien other than a Lien permitted under the Indenture; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Indenture and the notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company or the holder of a Lien permitted under the Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the Company;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten business days of incurrence;

(9) Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to defease the notes as described under “—Legal Defeasance and Covenant Defeasance;”

(10) Indebtedness of the Company and its Restricted Subsidiaries representing obligations under any employment arrangements to make payments with respect to the cancellation or repurchase of Capital Stock of the Company or its Restricted Subsidiaries in an aggregate amount not to exceed $2.0 million outstanding at any one time;

(11) Indebtedness of the Company or any of its Restricted Subsidiaries (including, without limitation, letters of credit) in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, and payment obligations in connection with self-insurance or similar obligations, in each case in the ordinary course of business;

(12) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed the greater of (x) $25.0 million at any one time outstanding and (y) 5% of Total Consolidated Tangible Assets;

(13) Refinancing Indebtedness;

(14) Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under the Indenture;

(15) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

(16) Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding;

(17) Indebtedness owed to any Person providing property, casualty or liability insurance to the Company or any of its Restricted Subsidiaries (including any state insurance guarantee funds relating to any such insurance policy), so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year; and

(18) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Facilities).

For purposes of determining compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (3) through (18) above or is entitled to be incurred pursuant to the Debt to Cash Flow Ratio provisions of such covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with such covenant; provided that all Indebtedness outstanding under the Credit Facilities up to the maximum amount permitted under clause (2) above shall be deemed to have been incurred pursuant to such clause (2). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness for purposes of the “Limitations on Incurrence of Additional Indebtedness” covenant.

“Permitted Investments” means

(1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

(2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the notes and the Indenture;

(3) investments in cash and Cash Equivalents;

(4) loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of (a) $5.0 million at any one time outstanding during the period from the Issue Date through the first anniversary of the Issue Date and (b) $2.5 million at any one time outstanding after the first anniversary of the Issue Date;

(5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with the Indenture;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(7) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the provisions set forth under “Repurchase at the Option of Holders—Asset Sales”;

(8) Investments in existence on the Issue Date;

(9) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(10) payroll, travel and similar advances that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;

(11) Investments represented by guarantees that are otherwise permitted under the Indenture;

(12) Investments the payment for which is Qualified Capital Stock of the Company;

(13) Investments by the Company or any Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person, in each case, in connection with a Permitted Securitization Transaction; provided, however, that the foregoing Investment is in the form of a Purchase Money Note or Capital Stock;

(14) Investments in any Securitization Facility to the extent reasonably necessary to consummate any Permitted Securitization Transaction; and

(15) additional Investments (other than any Investments in any direct or indirect parent company of the Company) not to exceed $75.0 million at any one time outstanding, provided that the original amount of any such Investment will be deemed reduced by any permanent return of principal or equity thereon up to, but not exceeding, the original amount of such Investment.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7) Liens securing Purchase Money Indebtedness incurred in the ordinary course of business; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set off;

(11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

(12) Liens securing Indebtedness under Currency Agreements;

(13) Liens securing Acquired Indebtedness incurred in accordance with the “Limitation on Incurrence of Additional Indebtedness” covenant; provided that

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

(14) Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under the Indenture;

(15) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(16) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(17) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

(19) Liens securing Indebtedness incurred pursuant to clause (17) of the definition of “Permitted Indebtedness”; provided that such Liens extend only to the insurance policy and proceeds thereof financed by such Indebtedness; and

(20) Liens with respect to obligations (including Indebtedness) of the Company or any of its Restricted Subsidiaries that do not exceed $10.0 million at any one time outstanding.

“Permitted Securitization Transaction” means any transaction or series of transactions that qualify for off-balance sheet treatment in accordance with SFAS 140 or other applicable accounting pronouncements, pursuant to which the Company or any of its Restricted Subsidiaries may sell, contribute, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or chattel paper (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets directly related thereto, including, without limitation, all collateral securing such accounts receivable, and other assets (including contract rights and all guarantees or other obligations in respect of such accounts receivable or chattel paper, proceeds of such accounts receivable or chattel paper and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or chattel paper).

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

“Purchase Money Note” means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Permitted Securitization Transaction to a Securitization Entity, which note is repayable from cash available to such Securitization Entity, other than amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates of such Securitization Entity entered into as part of such Permitted Securitization Transaction, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agency” means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the “Limitation on Incurrence of Additional Indebtedness” covenant (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (9), (10), (12), (13), (14), (15), (16), (17) or (18) of the definition of Permitted Indebtedness), in each case that does not:

(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“Securitization Entity” means a Wholly Owned Unrestricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable, chattel paper and related assets and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or assets of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and (c) to which neither the Company nor any Restricted Subsidiary of the Company (other than such entity) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Standard Securitization Undertakings” means representations, warranties, guarantees, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company that are reasonably customary in securitization transactions relating to accounts receivable, chattel paper and related assets in connection with a Permitted Securitization Transaction.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the notes or the Guarantee of such Guarantor, as the case may be.

“Subsidiary,” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Total Consolidated Tangible Assets” means, with respect to any Person, the aggregate amount of consolidated assets of such Person and its consolidated subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) all assets that would be classified as intangible assets under GAAP (including, without limitation, goodwill, trade names, trademarks, patents and unamortized debt discount and expense), all as set forth on the books and records of such Person and its consolidated Subsidiaries as of the end of the most recently ended fiscal quarter and computed in accordance with GAAP.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 1, 2011; provided, however, that if the period from the redemption date to March 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (1) calculate the Treasury Rate on the third business day preceding the applicable redemption date and (2) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1) the Company certifies to the Trustee that such designation complies with the “Limitation on Restricted Payments” covenant; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with the “Limitation on Restricted Payments” covenant, the portion of the Fair Market Value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under the “Limitation on Restricted Payments” covenant.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Unrestricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is an Unrestricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material United States federal income tax consequences relevant to the exchange of original notes for the exchange notes and the ownership and disposition of the exchange notes by the beneficial owners thereof, or the holders. This discussion is limited to the tax consequences to the holders of exchange notes who acquire the exchange notes in exchange for original notes that were acquired at the issue price within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended, or the Code, and does not address the tax consequences to holders who acquire their exchange notes in exchange for subsequently purchased original notes or to subsequent purchasers of exchange notes. This summary does not purport to be a complete analysis of all of the potential United States federal income tax consequences relating to the exchange of original notes for the exchange notes and the ownership and disposition of the exchange notes, nor does this summary describe any federal estate tax consequences. There can be no assurance that the Internal Revenue Service, or the IRS, will take a similar view of the tax consequences described herein. Furthermore, this discussion does not address all aspects of taxation that might be relevant to particular holders in light of their individual circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Code or special rules applicable to certain categories of holders (including dealers in securities or foreign currencies, insurance companies, real estate investment trusts, regulated investment companies, financial institutions, tax-exempt entities, holders whose functional currency is not the United States dollar and, except, to the extent discussed below, foreign holders (as defined below)) or to holders who hold the exchange notes as part of a hedge, conversion or constructive sale transaction or other risk reduction transaction.

This discussion is based on the provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). The discussion below assumes that holders hold the exchange notes as capital assets within the meaning of Section 1221 of the Code.

If a partnership, or an entity treated as a partnership for United States federal income tax purposes, holds any exchange notes, the tax treatment of such entity and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors regarding the tax consequences of owning exchange notes.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT SUCH INVESTOR’S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF AN ACQUISITION OF EXCHANGE NOTES IN LIGHT OF SUCH INVESTOR’S PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF THE CODE, AS WELL AS STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Treatment of the exchange notes as indebtedness

We intend to take the position that, under current law and interpretations thereof, the exchange notes will be classified for United States federal income tax purposes as indebtedness. No assurance can be given, however, that the IRS will not challenge such position or, if challenged, that such a challenge will not be successful. If the IRS were to assert successfully that the exchange notes should be treated as equity for United States federal income tax purposes, the tax treatment of the exchange notes would be different than the treatment described below. The remainder of this discussion assumes that the exchange notes will be classified as indebtedness for United States federal income tax purposes.

Tax Consequences to United States Holders

The following summary is a general description of material United States federal income tax consequences applicable to a “United States holder.” For the purpose of this discussion, “United States holder” means a holder of an exchange note, which holder is for United States federal income tax purposes (i) a citizen or resident of the

United States, (ii) a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof (including the District of Columbia), (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, if (A) the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust, or (B) it was in existence on August 20, 1996, and has a valid election in place to be a United States person.

Payments of Interest

Interest paid on an exchange note will generally be taxable to a United States holder as ordinary interest income at the time the interest accrues or is received in accordance with the United States holder’s method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption or Retirement of the Notes: General

In general, upon the sale, exchange, redemption or retirement of an exchange note, a United States holder will recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or retirement (not including any amount attributable to accrued but unpaid interest that the United States holder has not already included in gross income) and such holder’s adjusted tax basis in the exchange note. To the extent attributable to accrued but unpaid interest that the United States holder has not already included in gross income, the amount recognized by the United States holder will be treated as a payment of interest. See “—Tax Consequences to United States Holders—Payments of Interest” above.

The excess of net long-term capital gains over net short-term capital losses is subject to tax at a lower rate for noncorporate taxpayers. Noncorporate taxpayers are generally subject to a maximum tax rate of 15% (for all taxable years ending on or before December 31, 2010) on capital gain realized on the disposition of a capital asset (including an exchange note) held for more than one year. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

Exchange Offer

The exchange of an original note for an exchange note pursuant to the exchange offer will not be taxable to the exchanging holder for United States federal income tax purposes. As a result, an exchanging holder:

•	will not recognize any gain or loss on the exchange;

•	will have a holding period for the exchange note that includes the holding period for the original note exchanged therefor;

•	will have an adjusted tax basis in the exchange note equal to its adjusted tax basis in the original note exchanged therefor; and

•	will experience tax consequences upon a subsequent sale, exchange, redemption or retirement of an exchange note as described above.

The exchange offer is not expected to result in any material United States federal income tax consequences to a nonexchanging holder.

Tax Consequences to Foreign Holders

The following summary is a general description of material United States federal income tax consequences to a “foreign holder”. A “foreign holder” means, for purposes of this discussion, a holder (other than a partnership, or other entity treated as a partnership for United States federal income tax purposes) that is not a United States holder. Special rules may apply to certain foreign holders such as “controlled foreign corporations,” “passive foreign investment companies” and certain United States individuals that are expatriates and such foreign holders should consult their tax advisors.

Interest

Assuming that a foreign holder’s interest income on an exchange note is not effectively connected with the conduct by such holder of a trade or business in the United States, payments of interest on such exchange note by us or any paying agent to a foreign holder will not be subject to United States federal income tax or withholding tax, provided that:

•	such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	such holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•

such holder is not a bank receiving interest “on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business” within the meaning of Section 881(c)(3)(A) of the Code; and

•	the certification requirements under Code Section 871(h) or 881(c) and Treasury Regulations thereunder (summarized below) are met.

Payments of interest on an exchange note that do not satisfy all of the foregoing requirements are generally subject to United States federal income tax and withholding tax at a flat rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met).

Except to the extent otherwise provided under an applicable tax treaty, a foreign holder generally will be subject to United States federal income tax in the same manner as a United States holder with respect to interest that is effectively connected with a United States trade or business conducted by the foreign holder. Effectively connected interest income received by a corporate foreign holder may also, under certain circumstances be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate. Such effectively connected interest income will not be subject to withholding tax if the foreign holder delivers an IRS Form W-8ECI to the payor.

Repayment of Principal and Realized Gain

In general, a foreign holder of an exchange note will not be subject to United States federal withholding tax on the receipt of payments of principal on the exchange note, and a foreign holder will not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of such exchange note, or receipt of principal, unless:

•	such foreign holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met;

•	the foreign holder is required to pay tax pursuant to the provisions of United States tax law applicable to certain United States expatriates; or

•

the gain is effectively connected with the conduct of a United States trade or business of or, if a tax treaty applies, is attributable to a United States permanent establishment of, the foreign holder.

Under Code Sections 871(h) and 881(c) and the underlying Treasury Regulations, in order to obtain the exemption from withholding tax described in “—Tax Consequences to Foreign Holders—Interest” and “—Repayment of Principal and Realized Gain” above, either (i) the holder of an exchange note must provide its name and address, and certify, under penalties of perjury, to us or the paying agent, as the case may be, that such holder is a foreign holder or (ii) the holder holds the exchange notes through certain intermediaries and such holder satisfies the certification requirements of applicable Treasury Regulations. Special certification rules apply to holders that are pass-through entities for United States federal income tax purposes. In general, a certificate described in this paragraph is effective only with respect to payments of interest made to the certifying foreign holder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under Treasury Regulations, the foregoing certification may be provided by the holder of an exchange note on IRS Form W-8BEN, W-8IMY or W-8EXP, as applicable.

Federal withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder are generally allowed as a credit against the affected foreign holder’s United States federal income tax liability.

Backup Withholding and Information Reporting

Under current United States federal income tax law, backup withholding at specified rates (currently 28%) and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain holders.

In the case of a noncorporate United States holder, information reporting requirements will apply to payments of principal or interest made by us or any paying agent thereof on an exchange note. The payor will be required to withhold backup withholding tax if:

•	a holder fails to furnish its Taxpayer Identification Number, or TIN (which, for an individual, is his Social Security number) to the payor in the manner required;

•	a holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•	the payor is notified by the IRS that such holder has failed to properly report payments of interest or dividends; or

•

under certain circumstances, a holder fails to certify, under penalties of perjury, that it has furnished a correct TIN, is a United States person, and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding and information reporting does not apply with respect to payments made to certain exempt recipients, including entities treated as corporations for United States federal income tax purposes. United States holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption if applicable.

In the case of a foreign holder, under currently applicable Treasury Regulations, backup withholding and information reporting will not apply to payments of principal or interest made by us or any paying agent thereof on an exchange note (absent actual knowledge or reason to know that the holder is actually a United States holder) if such holder has provided the required certification under penalties of perjury that it is not a United States holder or has otherwise established an exemption. If such holder provides the required certification, such holder may nevertheless be subject to withholding of United States federal income tax as described above under “—Tax Consequences to Foreign Holders.” The rules regarding withholding, backup withholding and information reporting for foreign holders are complex, may vary depending on a foreign holder’s particular situation and are subject to change. In addition, special rules apply to certain types of foreign holders, including partnerships, trusts and other entities treated as pass-through entities for United States federal income tax purposes. Accordingly, foreign holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption if applicable.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that certain required information is furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2007, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of up to 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and related guarantees offered hereby will be passed upon for us by McDermott Will & Emery LLP, New York, New York. In rendering its opinion, McDermott Will & Emery LLP will rely upon the opinion of Gaboriault & Pearsall, P.C. as to certain corporate matters governed by the laws of the State of Connecticut relating to one of the subsidiary guarantors, Relationship Marketing Group, Inc., a Connecticut corporation. In rendering its opinion, McDermott Will & Emery LLP will rely upon the opinion of Selzer Gurvitch Rabin & Obecny, Chtd. as to certain corporate matters governed by the laws of the State of Maryland relating to one of the subsidiary guarantors, Mail Marketing Systems, Inc., a Maryland corporation.

EXPERTS

Our consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Current Report on Form 8-K, dated June 28, 2007, and our management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1 on Form 10-K/A, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph relating to a change in the method of accounting for stock-based compensation to conform to Statement of Financial Accounting Standards No. 123R, Share-Based Payment, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of ADVO appearing in ADVO’s Annual Report on Form 10-K for the year ended September 30, 2006, including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

VALASSIS COMMUNICATIONS, INC.

Offer To Exchange

$540,000,000 aggregate principal amount of 8 1/4% Senior Notes due 2015, which have been registered under the Securities Act, for any and all outstanding, unregistered 8 1/4% Senior Notes due 2015

PROSPECTUS

                    , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

(a) Registrants incorporated under Delaware Law

Valassis Communications, Inc., ADVO, Inc., ADVO Investment Company, Inc., Coupon Distributors, Inc., MailCoups, Inc., MailCoups Direct, Inc., MBV, Inc., NCH Marketing Services, Inc., NCH NuWorld Spain Inc., Promotion Watch, Inc., ShopWise.com, Inc., Valassis Coupon Clearing, Inc., Valassis Data Management, Inc., Valassis International, Inc., Valassis Manufacturing Company, Valassis Sales & Marketing Services, Inc., Value Fair, Inc., VCI Direct Mail, Inc., VCI Electronic Coupons, Inc. and VCI Enterprises, Inc. are each corporations organized under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify the person serving in that capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper. The provisions regarding indemnification and advancement of expenses under Section 145 of the DGCL will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, stockholders’ or disinterested directors’ vote or otherwise.

As permitted by Section 102(b)(7) of the DGCL, Valassis’ restated certificate of incorporation includes a provision, in substance, eliminating the personal liability of a director of the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 145(e) of the DGCL, Valassis’ restated certificate of incorporation and amended and restated by-laws provide, in substance, that Valassis shall indemnify its directors and officers, and, to the extent its board at any time authorizes, incorporators, employees or agents, as such, to the fullest extent permitted by applicable law, and that expenses reasonably incurred by any officer or director or other person entitled to indemnification in connection with a threatened or actual action or proceeding shall be advanced or promptly reimbursed by Valassis in advance of the final disposition of the action or proceeding, provided that, if required to do so under the DGCL, Valassis receive an undertaking by or on behalf of the officer or director or other person to repay the amount if and to the extent that it is ultimately determined by final judicial decision from which there is no further right of appeal that the officer or director or other person is not entitled to indemnification.

The charter documents of each of ADVO, Inc., ADVO Investment Company, Inc., Coupon Distributors, Inc., MailCoups, Inc., MailCoups Direct, Inc., MBV, Inc., NCH Marketing Services, Inc., NCH NuWorld Spain Inc., Promotion Watch, Inc., Valassis Coupon Clearing, Inc., Valassis Data Management, Inc., Valassis International, Inc., Valassis Manufacturing Company, Valassis Sales & Marketing Services, Inc., Value Fair, Inc., VCI Direct Mail, Inc., VCI Electronic Coupons, Inc. and VCI Enterprises, Inc. (collectively, and together with ShopWise, Inc., the “Delaware Subsidiary Guarantor Corporations”) include a provision, in substance, eliminating the personal liability of a director of the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Company or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption); or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the charter documents of each of ADVO Investment Company, Inc., Coupon Distributors, Inc., MailCoups Direct, Inc., Valassis International, Inc. and Valassis Manufacturing Company include a provision, in substance, indemnifying directors to the fullest extent permitted by Section 145 of the DGCL. The charter document of ShopWise, Inc. includes a provision, in substance, eliminating the liability of directors except to the extent such exemption from liability is not permitted under the DGCL.

The by-laws of each of the Delaware Subsidiary Guarantor Corporations provides, in substance, that each Delaware Subsidiary Guarantor Corporation will indemnify the directors, officers, and any and all other persons whom it has the power to indemnify, from and against any and all of the expenses, liabilities or other matters referred to in the DGCL, subject to certain exceptions and approvals.

(b) Registrants formed under the Delaware Limited Liability Company Act

NCH NuWorld, L.L.C. and Valassis Relationship Marketing Systems, LLC are each limited liability companies formed under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Limited Liability Company Operating Agreement of NCH NuWorld, L.L.C. provides for the indemnification of any manager, member, or a director, management committee or advisory committee member or officer (or person serving in any capacity equivalent to any of the foregoing) of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a manager, member, or a director, management committee or advisory committee member or officer, to the fullest extent authorized by the Delaware Limited Liability Company Act. The Limited Liability Company Agreement of Valassis Relationship Marketing Systems, LLC provides for the indemnification of any member, manager, his, her or its agents and successors, to the fullest extent authorized by the Delaware Limited Liability Company Act.

(c) Registrant incorporated under California Law

Coupon Select, Inc. is a corporation incorporated under the laws of the State of California. Section 317 of the General Corporation Law of the state of California (the “California Statute”) provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. Section 317 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine and no indemnification shall be made of amounts paid in settling or otherwise disposing of a pending action without court approval or of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Where an agent of a corporation is successful on the merits in defense of any proceeding referred to above, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent. Section 317 of the California Statute further authorizes a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under the California Statute by him or her.

The amended and restated certificate of incorporation of Coupon Select, Inc. provides for the indemnification of directors and officers to the fullest extent authorized by the California Statute.

The by-laws of Coupon Select, Inc. provides that the corporation may indemnify any directors, officers, agents and employees as to those liabilities and on the terms and conditions as specified under Section 317 of the California Statute.

(d) Registrant incorporated under Connecticut Law

Relationship Marketing Group, Inc. is a corporation incorporated under the laws of the State of Connecticut. Under Title 33 of the Business Corporation Act (the “BCA”) the corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself in good faith; he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, or he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the BCA. A corporation may also purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify or advance expenses to him against the same liability under the BCA.

The amended and restated certificate of incorporation, as amended, of Relationship Marketing Group, Inc. provides for the indemnification of directors and officers to the fullest extent authorized by the BCA.

(e) Registrant incorporated under Maryland Law

Mail Marketing Systems, Inc. is a corporation incorporated under the laws of the State of Maryland. Section 2-418 of the Maryland General Corporation Law (the “Maryland Statute”) provides that a Maryland corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (a) the act or omission of the director was material to the matter giving rise to the proceeding; and (i) was committed in bad faith; or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. However, unless limited by the charter, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. If a court of appropriate jurisdiction shall determine upon application that, the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth above or has been adjudged liable, then the court may order such indemnification as the court shall deem proper; however, indemnification with respect to any such proceeding shall be limited to expenses. Where a director is successful, on the merits or otherwise, in the defense of any proceeding referred to above, unless limited by the charter, the corporation must indemnify him or her against reasonable expenses incurred by such director. However, a Maryland corporation is not permitted to indemnify a director in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The Maryland Statute further authorizes a Maryland corporation to indemnify an officer, employee or agent of the corporation to the same extent as a director.

In addition, Section 2-418 of the Maryland Statute authorizes a Maryland corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the Maryland Statute.

The articles of amendment and restatement of Mail Marketing Systems, Inc. provides for the indemnification of directors and officers to the fullest extent authorized by the Maryland Statute.

Item 21. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 5, 2006, by and among Valassis Communications, Inc., ADVO, Inc. and Michigan Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Valassis’ 8-K (SEC File No. 001-10991) filed on July 10, 2006).

2.2	Amendment No. 1, dated as of December 18, 2006, to the Agreement and Plan of Merger, dated as of July 5, 2006, by and among Valassis Communications, Inc., Michigan Acquisition Corporation and ADVO, Inc. (incorporated by reference to Exhibit 2.1 to Valassis’ 8-K (SEC File No. 001-10991) filed on December 20, 2006).

3.1	Restated Certificate of Incorporation of Valassis (incorporated by reference to Exhibit 3.1 to Valassis’ Registration Statement on Form S-1 (SEC File No. 33-45189) filed on January 21, 1992).

3.2	Amended and Restated By-laws of Valassis (incorporated by reference to Exhibit 3(ii) to Valassis’ Form 10-Q (SEC File No. 001-10991) for the period ended March 31, 1999) filed on May 14, 1999.

3.3	Amended and Restated Certificate of Incorporation of ADVO, Inc.

3.4	Restated By-laws of ADVO, Inc.

3.5	Certificate of Incorporation of ADVO Investment Company, Inc.

3.6	By-laws of ADVO Investment Company, Inc., as amended.

3.7	Certificate of Incorporation of Coupon Distributors, Inc.

3.8	By-laws of Coupon Distributors, Inc., as amended.

3.9	Amended and Restated Articles of Incorporation of Coupon Select, Inc.

3.10	By-laws of Coupon Select, Inc., as amended.

3.11	Certificate of Incorporation of MailCoups, Inc., as amended.

3.12	By-laws of MailCoups, Inc.

3.13	Certificate of Incorporation of MailCoups Direct, Inc.

3.14	By-laws of MailCoups Direct, Inc.

3.15	Articles of Amendment and Restatement of Mail Marketing Systems, Inc.

3.16	By-laws of Mail Marketing Systems, Inc.

3.17	Certificate of Incorporation of MBV, Inc.

3.18	By-laws of MBV, Inc., as amended.

3.19	Amended and Restated Certificate of Incorporation of NCH Marketing Services, Inc.

3.20	By-laws of NCH Marketing Services, Inc.

3.21	Certificate of Formation of NCH NuWorld, L.L.C.

3.22	Limited Liability Company Operating Agreement of NCH NuWorld, L.L.C.

3.23	Certificate of Incorporation of NCH NuWorld Spain Inc.

3.24	Amended and Restated By-laws of NCH NuWorld Spain Inc.

3.25	Certificate of Incorporation of Promotion Watch, Inc.

Exhibit No.	Description
3.26	By-laws of Promotion Watch, Inc.

3.27	Amended and Restated Certificate of Incorporation of Relationship Marketing Group, Inc., as amended.

3.28	By-laws of Relationship Marketing Group, Inc.

3.29	Certificate of Incorporation of ShopWise.com, Inc.

3.30	By-laws of ShopWise.com, Inc.

3.31	Certificate of Incorporation of VCI Direct Mail, Inc.

3.32	By-laws of VCI Direct Mail, Inc.

3.33	Certificate of Incorporation of VCI Electronic Coupons, Inc.

3.34	By-laws of VCI Electronic Coupons, Inc.

3.35	Certificate of Incorporation of VCI Enterprises, Inc.

3.36	By-laws of VCI Enterprises, Inc.

3.37	Certificate of Incorporation of Valassis Coupon Clearing, Inc., as corrected by Certificate of Correction.

3.38	By-laws of Valassis Coupon Clearing, Inc.

3.39	Certificate of Incorporation of Valassis Data Management, Inc.

3.40	By-laws of Valassis Data Management, Inc.

3.41	Certificate of Incorporation of Valassis International, Inc.

3.42	By-laws of Valassis International, Inc.

3.43	Certificate of Incorporation of Valassis Manufacturing Company.

3.44	By-laws of Valassis Manufacturing Company.

3.45	Certificate of Formation of Valassis Relationship Marketing Systems, LLC, as amended.

3.46	Amended and Restated Limited Liability Company Agreement of Valassis Relationship Marketing Systems, LLC.

3.47	Certificate of Incorporation of Valassis Sales & Marketing Services, Inc., as amended.

3.48	By-laws of Valassis Sales & Marketing Services, Inc.

3.49	Certificate of Incorporation of Value Fair, Inc.

3.50	By-laws of Value Fair, Inc.

4.1	Certificate of Designations of Preferred Stock of Valassis filed with the Office of the Secretary of State of Delaware on September 21, 1999 (incorporated by reference to Exhibit 4 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on September 23, 1999).

4.2	Indenture, dated as of January 12, 1999, between Valassis and The Bank of New York, as trustee, relating to the 6 5/8% Senior Notes due 2009 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement on Form S-4 (SEC File No. 333-75041) filed on March 25, 1999).

4.3	First Supplemental Indenture, dated as of March 9, 1999 to the Indenture, dated as of January 12, 1999 (incorporated by reference to Exhibit 4.1(a) to Valassis’ Registration Statement on Form S-4 (SEC File No. 333-75041) filed on March 25, 1999).

4.4	Second Supplemental Indenture, dated as of March 2, 2007, between Valassis and The Bank of New York Trust Company, N.A., as trustee, to the Indenture, dated as of January 12, 1999 (incorporated by reference to Exhibit 4.3 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 8, 2007).

Exhibit No.	Description
4.5	Indenture between Valassis and BNY Midwest Trust Company, as trustee, relating to the Senior Convertible Notes due 2033 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement on Form S-3 (SEC File No. 333-107787) filed on August 8, 2003).

4.6	First Supplemental Indenture, dated as of March 2, 2007, between Valassis and BNY Midwest Trust Company, as trustee, to the Indenture, dated as of May 22, 2003 (incorporated by reference to Exhibit 4.4 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 8, 2007).

4.7	Indenture, dated as of March 2, 2007, by and among Valassis, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 8 1/4% Senior Notes due 2015 (incorporated by reference to Exhibit 4.1 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 8, 2007).

4.8	Rights Agreement, dated as of September 1, 1999, between Valassis and The Bank of New York, as rights agent (incorporated by reference to Exhibit 99.1 to Valassis’ Form 8-A (SEC File No. 001-10991) filed on September 27, 1999).

4.9	Amendment No. 1, dated as of October 10, 2003, to Rights Agreement, dated as of September 1, 1999, between Valassis and National City Corporation, as rights agent (incorporated by reference to Exhibit 2 to Valassis’ Form 8-A/A (SEC File No. 011-10991) filed on October 14, 2003).

4.10	Amendment No. 2, dated as of January 5, 2007, to the Rights Agreement, dated as of September 1, 1999, as amended on October 10, 2003, between Valassis and National City Corporation, as rights agent (incorporated by reference to Exhibit 4.1 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on January 8, 2007).

4.11	Registration Rights Agreement, dated as of March 2, 2007, by and among Valassis, the Subsidiary Guarantors named therein and Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as the initial purchasers (incorporated by reference to Exhibit 4.2 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 8, 2007).

5.1	Opinion of McDermott Will & Emery LLP.

5.2	Opinion of Gaboriault & Pearsall, P.C.

5.3	Opinion of Selzer Gurvitch Rabin & Obecny, Chtd.

12.1	Statements of Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

23.2	Consent of Gaboriault & Pearsall, P.C. (included in Exhibit 5.2).

23.3	Consent of Selzer Gurvitch Rabin & Obecny, Chtd. (included in Exhibit 5.3).

23.4	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.5	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included in the signature pages to this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Notice of Withdrawal.

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Form of Letter to Clients.

99.6	Form of Exchange Agent & Depositary Agreement between Valassis and Wells Fargo Bank, National Association, as exchange agent.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the United States Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of the receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 28 day of June, 2007.

VALASSIS COMMUNICATIONS, INC.

By:	/S/ ALAN F. SCHULTZ
Alan F. Schultz
President and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alan F. Schultz, Robert L. Recchia and Barry P. Hoffman and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ JOSEPH B. ANDERSON, JR. Joseph B. Anderson, Jr.	Director	June 28, 2007

/S/ PATRICK F. BRENNAN Patrick F. Brennan	Director	June 28, 2007

/S/ KENNETH V. DARISH Kenneth V. Darish	Director	June 28, 2007

/S/ BARRY P. HOFFMAN Barry P. Hoffman	General Counsel and Director	June 28, 2007

/S/ WALTER H. KU Walter H. Ku	Director	June 28, 2007

/S/ ROBERT L. RECCHIA Robert L. Recchia	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 28, 2007

/S/ MARCELLA A. SAMPSON Marcella A. Sampson	Director	June 28, 2007

/S/ ALAN F. SCHULTZ Alan F. Schultz	President, Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2007

/S/ FAITH WHITTLESEY Faith Whittlesey	Director	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, in the State of Connecticut, on the 28 day of June, 2007.

ADVO, INC.

By:	/S/ ROBERT A. MASON
Robert A. Mason
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ WILLIAM F. HOGG, JR. William F. Hogg, Jr.	Director	June 28, 2007

/S/ ROBERT A. MASON Robert A. Mason	President and Director (Principal Executive Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, in the State of Delaware, on the 28 day of June, 2007.

ADVO INVESTMENT COMPANY, INC.

By:	/S/ ROBERT A. MASON
Robert A. Mason
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ ROBERT A. MASON Robert A. Mason	President and Director (Principal Executive Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Treasurer and Director (Principal Financial and Accounting Officer)	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Taunton, in the State of Massachusetts, on the 28 day of June, 2007.

COUPON DISTRIBUTORS, INC.

By:	/S/ ROBERT A. MASON
Robert A. Mason
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ ROBERT A. MASON Robert A. Mason	President and Director (Principal Executive Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Treasurer and Director (Principal Financial and Accounting Officer)	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, in the State of Illinois, on the 28 day of June, 2007.

COUPON SELECT, INC.

By:	/S/ BRIAN HUSSELBEE
Brian Husselbee
President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ BRIAN HUSSELBEE Brian Husselbee	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 28, 2007

/S/ TODD WISELEY Todd Wiseley	Vice President, Secretary and Director	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Taunton, in the State of Massachusetts, on the 28 day of June, 2007.

MAILCOUPS, INC.

By:	/S/ ROBERT A. MASON
Robert A. Mason
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ ROBERT A. MASON Robert A. Mason	President and Director (Principal Executive Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Treasurer and Director (Principal Financial and Accounting Officer)	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, in the State of Connecticut, on the 28 day of June, 2007.

MAILCOUPS DIRECT, INC.

By:	/S/ ROBERT A. MASON
Robert A. Mason
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ ROBERT A. MASON Robert A. Mason	President and Director (Principal Executive Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Treasurer and Director (Principal Financial and Accounting Officer)	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, in the State of Maryland, on the 28 day of June, 2007.

MAIL MARKETING SYSTEMS, INC.

By:	/S/ ROBERT A. MASON
Robert A. Mason
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ ROBERT A. MASON Robert A. Mason	President and Director (Principal Executive Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Treasurer and Director (Principal Financial and Accounting Officer)	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, in the State of Delaware, on the 28 day of June, 2007.

MBV, INC.

By:	/S/ ROBERT A. MASON
Robert A. Mason
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ ROBERT A. MASON Robert A. Mason	President and Director (Principal Executive Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Treasurer and Director (Principal Financial and Accounting Officer)	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, in the State of Illinois, on the 28 day of June, 2007.

NCH MARKETING SERVICES, INC.

By:	/S/ BRIAN HUSSELBEE
Brian Husselbee
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ MARCUS BRADSHAW Marcus Bradshaw	Vice President, Finance and Director (Principal Financial and Accounting Officer)	June 28, 2007

/S/ SUZANNE BROWN Suzanne Brown	Director	June 28, 2007

/S/ BRIAN HUSSELBEE Brian Husselbee	President, Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Director	June 28, 2007

/S/ GARY YOST Gary Yost	Director	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, in the State of Illinois, on the 28 day of June, 2007.

NCH NUWORLD, L.L.C.

By:	NCH Marketing Services, Inc., its managing
member (the “Managing Member”)

By:	/S/ BRIAN HUSSELBEE
Brian Husselbee
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ MARCUS BRADSHAW Marcus Bradshaw	Vice President, Finance and Director of the Managing Member (Principal Financial and Accounting Officer)	June 28, 2007

/S/ SUZANNE BROWN Suzanne Brown	Director of the Managing Member	June 28, 2007

/S/ BRIAN HUSSELBEE Brian Husselbee	President, Chief Executive Officer and Director of the Managing Member (Principal Executive Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Director of the Managing Member	June 28, 2007

/S/ GARY YOST Gary Yost	Director of the Managing Member	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, in the State of Illinois, on the 28 day of June, 2007.

NCH NUWORLD SPAIN INC.

By:	/S/ BRIAN HUSSELBEE
Brian Husselbee
President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ BRIAN HUSSELBEE Brian Husselbee	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 28, 2007

/S/ TODD WISELEY Todd Wiseley	Vice President, Secretary and Director	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, in the State of Michigan, on the 28 day of June, 2007.

PROMOTION WATCH, INC.

By:	/S/ PATRICK MCEVILLY
Patrick McEvilly
President, Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ PATRICK MCEVILLY Patrick McEvilly	President, Vice President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Director	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, in the State of Michigan, on the 28 day of June, 2007.

RELATIONSHIP MARKETING GROUP, INC.

By:	/S/ STEVEN MITZEL
Steven Mitzel
President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ STEVEN MITZEL Steven Mitzel	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 28, 2007

/S/ TODD WISELEY Todd Wiseley	Vice President, Secretary and Director	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, in the State of Connecticut, on the 28 day of June, 2007.

SHOPWISE.COM, INC.

By:	/S/ ROBERT A. MASON
Robert A. Mason
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ ROBERT A. MASON Robert A. Mason	President and Director (Principal Executive Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Treasurer and Director (Principal Financial and Accounting Officer)	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, in the State of Michigan, on the 28 day of June, 2007.

VALASSIS COUPON CLEARING, INC.

By:	/S/ STEVEN MITZEL
Steven Mitzel
President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ STEVEN MITZEL Steven Mitzel	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 28, 2007

/S/ TODD WISELEY Todd Wiseley	Vice President, Secretary and Director	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, in the State of Michigan, on the 28 day of June, 2007.

VALASSIS DATA MANAGEMENT, INC.

By:	/S/ STEVEN MITZEL
Steven Mitzel
President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ STEVEN MITZEL Steven Mitzel	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 28, 2007

/S/ TODD WISELEY Todd Wiseley	Vice President, Secretary and Director	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, in the State of Michigan, on the 28 day of June, 2007.

VALASSIS INTERNATIONAL, INC.

By:	/S/ STEVEN MITZEL
Steven Mitzel
President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ STEVEN MITZEL Steven Mitzel	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 28, 2007

/S/ TODD WISELEY Todd Wiseley	Vice President, Secretary and Director	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, in the State of Michigan, on the 28 day of June, 2007.

VALASSIS MANUFACTURING COMPANY

By:	/S/ WILLIAM F. HOGG, JR.
William F. Hogg, Jr.
President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ WILLIAM F. HOGG, JR. William F. Hogg, Jr.	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Vice President, Secretary and Director	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, in the State of Connecticut, on the 28 day of June, 2007.

VALASSIS RELATIONSHIP MARKETING SYSTEMS, LLC

By:	/S/ TODD WISELEY
Todd Wiseley
General Manager

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ TODD WISELEY Todd Wiseley	General Manager (Principal Executive Officer and Principal Financial and Accounting Officer)	June 28, 2007

/S/ LORNE GROE Lorne Groe	Secretary and Manager	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, in the State of Michigan, on the 28 day of June, 2007.

VALASSIS SALES & MARKETING SERVICES, INC.

By:	/S/ RICHARD HERPICH
Richard Herpich
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ SUSAN GRIFFIN Susan Griffin	Director	June 28, 2007

/S/ RICHARD HERPICH Richard Herpich	President and Director (Principal Executive Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Secretary and Director (Principal Financial and Accounting Officer)	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, in the State of Connecticut, on the 28 day of June, 2007.

VALUE FAIR, INC.

By:	/S/ ROBERT A. MASON
Robert A. Mason
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ ROBERT A. MASON Robert A. Mason	President and Director (Principal Executive Officer)	June 28, 2007

/S/ STEVEN MITZEL Steven Mitzel	Treasurer and Director (Principal Financial and Accounting Officer)	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, in the State of Michigan, on the 28 day of June, 2007.

VCI DIRECT MAIL, INC.

By:	/S/ STEVEN MITZEL
Steven Mitzel
President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ STEVEN MITZEL Steven Mitzel	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 28, 2007

/S/ TODD WISELEY Todd Wiseley	Vice President, Secretary and Director	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, in the State of Michigan, on the 28 day of June, 2007.

VCI ELECTRONIC COUPONS, INC.

By:	/S/ STEVEN MITZEL
Steven Mitzel
President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ STEVEN MITZEL Steven Mitzel	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 28, 2007

/S/ TODD WISELEY Todd Wiseley	Vice President, Secretary and Director	June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, in the State of Michigan, on the 28 day of June, 2007.

VCI ENTERPRISES, INC.

By:	/S/ STEVEN MITZEL
Steven Mitzel
President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry P. Hoffman, Steven Mitzel and Todd Wiseley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/S/ STEVEN MITZEL Steven Mitzel	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 28, 2007

/S/ TODD WISELEY Todd Wiseley	Vice President, Secretary and Director	June 28, 2007

EXHIBIT INDEX

Exhibit No.	Description of Documents
2.1	Agreement and Plan of Merger, dated as of July 5, 2006, by and among Valassis Communications, Inc., ADVO, Inc. and Michigan Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Valassis’ 8-K (SEC File No. 001-10991) filed on July 10, 2006).

2.2	Amendment No. 1, dated as of December 18, 2006, to the Agreement and Plan of Merger, dated as of July 5, 2006, by and among Valassis Communications, Inc., Michigan Acquisition Corporation and ADVO, Inc. (incorporated by reference to Exhibit 2.1 to Valassis’ 8-K (SEC File No. 001-10991) filed on December 20, 2006).

3.1	Restated Certificate of Incorporation of Valassis (incorporated by reference to Exhibit 3.1 to Valassis’ Registration Statement on Form S-1 (SEC File No. 33-45189) filed on January 21, 1992).

3.2	Amended and Restated By-laws of Valassis (incorporated by reference to Exhibit 3(ii) to Valassis’ Form 10-Q (SEC File No. 001-10991) for the period ended March 31, 1999) filed on May 14, 1999.

3.3	Amended and Restated Certificate of Incorporation of ADVO, Inc.

3.4	Restated By-laws of ADVO, Inc.

3.5	Certificate of Incorporation of ADVO Investment Company, Inc.

3.6	By-laws of ADVO Investment Company, Inc., as amended.

3.7	Certificate of Incorporation of Coupon Distributors, Inc.

3.8	By-laws of Coupon Distributors, Inc., as amended.

3.9	Amended and Restated Articles of Incorporation of Coupon Select, Inc.

3.10	By-laws of Coupon Select, Inc., as amended.

3.11	Certificate of Incorporation of MailCoups, Inc., as amended.

3.12	By-laws of MailCoups, Inc.

3.13	Certificate of Incorporation of MailCoups Direct, Inc.

3.14	By-laws of MailCoups Direct, Inc.

3.15	Articles of Amendment and Restatement of Mail Marketing Systems, Inc.

3.16	By-laws of Mail Marketing Systems, Inc.

3.17	Certificate of Incorporation of MBV, Inc.

3.18	By-laws of MBV, Inc., as amended.

3.19	Amended and Restated Certificate of Incorporation of NCH Marketing Services, Inc.

3.20	By-laws of NCH Marketing Services, Inc.

3.21	Certificate of Formation of NCH NuWorld, L.L.C.

3.22	Limited Liability Company Operating Agreement of NCH NuWorld, L.L.C.

3.23	Certificate of Incorporation of NCH NuWorld Spain Inc.

Exhibit No.	Description of Documents
3.24	Amended and Restated By-laws of NCH NuWorld Spain Inc.

3.25	Certificate of Incorporation of Promotion Watch, Inc.

3.26	By-laws of Promotion Watch, Inc.

3.27	Amended and Restated Certificate of Incorporation of Relationship Marketing Group, Inc., as amended.

3.28	By-laws of Relationship Marketing Group, Inc.

3.29	Certificate of Incorporation of ShopWise.com, Inc.

3.30	By-laws of ShopWise.com, Inc.

3.31	Certificate of Incorporation of VCI Direct Mail, Inc.

3.32	By-laws of VCI Direct Mail, Inc.

3.33	Certificate of Incorporation of VCI Electronic Coupons, Inc.

3.34	By-laws of VCI Electronic Coupons, Inc.

3.35	Certificate of Incorporation of VCI Enterprises, Inc.

3.36	By-laws of VCI Enterprises, Inc.

3.37	Certificate of Incorporation of Valassis Coupon Clearing, Inc., as corrected by Certificate of Correction.

3.38	By-laws of Valassis Coupon Clearing, Inc.

3.39	Certificate of Incorporation of Valassis Data Management, Inc.

3.40	By-laws of Valassis Data Management, Inc.

3.41	Certificate of Incorporation of Valassis International, Inc.

3.42	By-laws of Valassis International, Inc.

3.43	Certificate of Incorporation of Valassis Manufacturing Company.

3.44	By-laws of Valassis Manufacturing Company.

3.45	Certificate of Formation of Valassis Relationship Marketing Systems, LLC, as amended.

3.46	Amended and Restated Limited Liability Company Agreement of Valassis Relationship Marketing Systems, LLC.

3.47	Certificate of Incorporation of Valassis Sales & Marketing Services, Inc., as amended.

3.48	By-laws of Valassis Sales & Marketing Services, Inc.

3.49	Certificate of Incorporation of Value Fair, Inc.

3.50	By-laws of Value Fair, Inc.

4.1	Certificate of Designations of Preferred Stock of Valassis filed with the Office of the Secretary of State of Delaware on September 21, 1999 (incorporated by reference to Exhibit 4 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on September 23, 1999).

4.2	Indenture, dated as of January 12, 1999, between Valassis and The Bank of New York, as trustee, relating to the 6 5/8% Senior Notes due 2009 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement on Form S-4 (SEC File No. 333-75041) filed on March 25, 1999).

4.3	First Supplemental Indenture, dated as of March 9, 1999 to the Indenture, dated as of January 12, 1999 (incorporated by reference to Exhibit 4.1(a) to Valassis’ Registration Statement on Form S-4 (SEC File No. 333-75041) filed on March 25, 1999).

Exhibit No.	Description of Documents
4.4	Second Supplemental Indenture, dated as of March 2, 2007, between Valassis and The Bank of New York Trust Company, N.A., as trustee, to the Indenture, dated as of January 12, 1999 (incorporated by reference to Exhibit 4.3 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 8, 2007).

4.5	Indenture between Valassis and BNY Midwest Trust Company, as trustee, relating to the Senior Convertible Notes due 2033 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement on Form S-3 (SEC File No. 333-107787) filed August 8, 2003).

4.6	First Supplemental Indenture, dated as of March 2, 2007, between Valassis and BNY Midwest Trust Company, as trustee, to the Indenture, dated as of May 22, 2003 (incorporated by reference to Exhibit 4.4 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 8, 2007).

4.7	Indenture, dated as of March 2, 2007, by and among Valassis, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 8 1/4% Senior Notes due 2015 (incorporated by reference to Exhibit 4.1 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 8, 2007).

4.8	Rights Agreement, dated as of September 1, 1999, between Valassis and The Bank of New York, as rights agent (incorporated by reference to Exhibit 99.1 to Valassis’ Form 8-A (SEC File No. 001-10991) filed on September 27, 1999).

4.9	Amendment No. 1, dated as of October 10, 2003, to Rights Agreement, dated as of September 1, 1999, between Valassis and National City Corporation, as rights agent (incorporated by reference to Exhibit 2 to Valassis’ Form 8-A/A (SEC File No. 011-10991) filed on October 14, 2003).

4.10	Amendment No. 2, dated as of January 5, 2007, to the Rights Agreement, dated as of September 1, 1999, as amended on October 10, 2003, between Valassis and National City Corporation, as rights agent (incorporated by reference to Exhibit 4.1 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on January 8, 2007).

4.11	Registration Rights Agreement, dated as of March 2, 2007, by and among Valassis, the Subsidiary Guarantors named therein and Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as the initial purchasers (incorporated by reference to Exhibit 4.2 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 8, 2007).

5.1	Opinion of McDermott Will & Emery LLP.

5.2	Opinion of Gaboriault & Pearsall, P.C.

5.3	Opinion of Selzer Gurvitch Rabin & Obecny, Chtd.

12.1	Statements of Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

23.2	Consent of Gaboriault & Pearsall, P.C. (included in Exhibit 5.2).

23.3	Consent of Selzer Gurvitch Rabin & Obecny, Chtd. (included in Exhibit 5.3).

23.4	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.5	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included in the signature pages to this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

Exhibit No.	Description of Documents
99.3	Form of Notice of Withdrawal.

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Form of Letter to Clients.

99.6	Form of Exchange Agent & Depositary Agreement between Valassis and Wells Fargo Bank, National Association, as exchange agent.